Filed Pursuant to Rule 424(b)(3)
Registration No. 333-256668

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 1, 2021

Preliminary Prospectus Supplement

(To Prospectus dated June 1, 2021)

            % Series H Fixed-Rate Reset

Cumulative Redeemable Perpetual Preferred Units

(Liquidation Preference $1,000 per Series H Preferred Unit)

Energy Transfer LP

We are offering                 of our                % Series H Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per unit (the “Series H Preferred Units”).

Distributions on the Series H Preferred Units are cumulative from and including the date of original issue and will be payable semi-annually in arrears on the 15th day of                  and                  of each year, commencing on                 , 2021, in each case when, as, and if declared by our general partner. A pro-rated initial distribution on the Series H Preferred Units offered hereby will be payable on                 , 2021 in an amount equal to approximately $                 per Series H Preferred Unit.

Distributions on the Series H Preferred Units will be payable out of amounts legally available therefor from and including the date of original issue to, but excluding,                 , 2026 (the “First Reset Date”), at a rate equal to                 % per annum of the $1,000 liquidation preference. On and after the First Reset Date, the distribution rate on the Series H Preferred Units for each Reset Period (as defined herein) will equal a percentage of the $1,000 liquidation preference equal to the Five-year U.S. Treasury Rate as of the most recent Reset Distribution Determination Date (as defined herein) plus a spread of                 % per annum.

As described under “Description of Series H Preferred Units—Redemption—Optional Redemption During a Redemption Period,” we may, at our option, redeem the Series H Preferred Units, in whole or in part, on one or more occasions, during any Redemption Period (as defined herein), out of amounts legally available therefor, at a redemption price of $1,000 per Series H Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. In addition, upon the occurrence of certain ratings agency events as described under “Description of Series H Preferred Units—Redemption—Optional Redemption Upon a Rating Event,” we may redeem the Series H Preferred Units, in whole but not in part, out of amounts legally available therefor, at a price of $1,020 per Series H Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared.

The Series H Preferred Units will rank on parity to our 6.250% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per unit, 6.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per unit, 7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per unit, 7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per unit, 7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per unit, 6.750% Series F Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per unit and 7.125% Series G Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per unit (collectively, our “Existing Preferred Units”), with respect to semi-annual distributions and, generally, with respect to distributions upon a liquidation event.

Investing in our Series H Preferred Units involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and page 7 of the accompanying base prospectus.

	Per Series H Preferred Unit	Total
Public offering price(1)	$	$
Underwriting discounts	$	$
Proceeds to Energy Transfer LP (before expenses)	$	$

(1)

The public offering price does not include accumulated distributions for the Series H Preferred Units. Distributions on the Series H Preferred Units will accumulate from the original issuance date, which is expected to be                , 2021.

The Series H Preferred Units are a new issue of securities with no established trading market. We do not intend to apply for the listing of the Series H Preferred Units on any securities exchange or for the quotation of the Series H Preferred Units on any automated dealer quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Series H Preferred Units to the purchasers in book-entry form through the facilities of The Depository Trust Company (“DTC”) and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, a société anonyme (“Clearstream”), on or about                 , 2021.

Joint Book-Running Managers

J.P. Morgan	Mizuho Securities	PNC Capital Markets LLC	Truist Securities

Prospectus Supplement dated                , 2021.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Series H Preferred Units. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of Series H Preferred Units. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If the information about the Series H Preferred Unit offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement, the accompanying base prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We and the underwriters have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are offering to sell the Series H Preferred Units, and seeking offers to buy the Series H Preferred Units, only in jurisdictions where offers and sales are permitted. You should not assume that the information included in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

PROSPECTUS SUPPLEMENT

PROSPECTUS

We expect that delivery of the Series H Preferred Units will be made to investors on or about                , 2021, which will be the                  business day following the date of this prospectus supplement (such settlement being referred to as “T+                ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series H Preferred Units on any date prior to two business days before delivery will be required, by virtue of the fact that the Series H Preferred Units initially settle in T+                , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series H Preferred Units who wish to trade the Series H Preferred Units on any date prior to two business days before delivery should consult their advisors.

FORWARD-LOOKING STATEMENTS

Certain statements, other than statements of historical fact, included or incorporated by reference into this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference constitute “forward-looking” statements. These forward-looking statements discuss our goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on the current beliefs of our management as well as assumptions made by, and information currently available to, our management. Words such as “may,” “anticipates,” “believes,” “expects,” “estimates,” “planned,” “intends,” “projects,” “scheduled” or similar phrases or expressions identify forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference.

Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions, any or all of which may ultimately prove to be inaccurate. These statements are also subject to numerous assumptions, uncertainties and risks that may cause future results to be materially different from the results projected, forecasted, estimated or budgeted, including, but not limited to, the following:

•	the volumes transported on our pipelines and gathering systems;

•	the level of throughput in our processing and treating facilities;

•	the fees we charge and the margins we realize for our gathering, treating, processing, storage and transportation services;

•	the prices and market demand for, and the relationship between, natural gas and natural gas liquids (“NGLs”);

•	energy prices generally;

•	impacts of world health events, including the COVID-19 pandemic;

•	the prices of natural gas and NGLs compared to the price of alternative and competing fuels;

•	the general level of petroleum product demand and the availability and price of NGL supplies;

•	the level of domestic oil, natural gas and NGL production;

•	the availability of imported oil, natural gas and NGLs;

•	actions taken by foreign oil and gas producing nations;

•	the political and economic stability of petroleum producing nations;

•	the effect of weather conditions on demand for oil, natural gas and NGLs;

•	the availability of local, intrastate and interstate transportation systems;

•	the continued ability to find and contract for new sources of natural gas supply;

•	the availability and marketing of competitive fuels;

•	the impact of energy conservation efforts;

•	energy efficiencies and technological trends;

•	governmental regulation and taxation;

•	changes to, and the application of, regulation of tariff rates and operational requirements related to our interstate and intrastate pipelines;

•	hazards or operating risks incidental to the gathering, treating, processing and transporting of natural gas and NGLs;

•	competition from other midstream companies and interstate pipeline companies;

•	loss of key personnel;

•	loss of key natural gas producers or the providers of fractionation services;

•	reductions in the capacity or allocations of third-party pipelines that connect with our pipelines and facilities;

•	the effectiveness of risk-management policies and procedures and the ability of our liquids marketing counterparties to satisfy their financial commitments;

•	the nonpayment or nonperformance by our customers;

•	regulatory, environmental, political and legal uncertainties that may affect the timing and cost of our internal growth projects, such as our construction of additional pipeline systems;

•

risks associated with the construction of new pipelines and treating and processing facilities or additions to our existing pipelines and facilities, including difficulties in obtaining permits and rights-of-way or other regulatory approvals and the performance by third-party contractors;

•	the availability and cost of capital and our ability to access certain capital sources;

•	a deterioration of the credit and capital markets;

•	changes in our credit ratings, as assigned by ratings agencies;

•

risks associated with the assets and operations of entities in which we own less than a controlling interest, including risks related to management actions at such entities that we may not be able to control or exert influence;

•	the ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to our financial results and to successfully integrate acquired businesses;

•

changes in laws and regulations to which we are subject, including tax, environmental, transportation and employment regulations or new interpretations by regulatory agencies concerning such laws and regulations;

•	the costs and effects of legal and administrative proceedings; and

•	risks associated with a potential failure to successfully combine our business with that of Enable (as defined under “Summary—Recent Developments—Enable Acquisition”).

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results. We undertake no obligation to update publicly any forward-looking statement, whether as a result of new information or future events.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read the entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference for a more complete understanding of this offering. Please read “Risk Factors” beginning on page S-12 of this prospectus supplement and page 7 of the accompanying base prospectus for more information about important risks that you should consider before buying our Series H Preferred Units.

When we refer to “ET,” “we,” “our,” “us” and the “Partnership” in this prospectus supplement, we mean Energy Transfer LP and its consolidated subsidiaries, unless otherwise specified. When we refer to “our general partner,” we mean LE GP, LLC.

Energy Transfer LP

We are a publicly traded limited partnership that owns and operates a diversified portfolio of energy assets. Our core operations include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, NGLs and refined product transportation and terminalling assets; NGL storage and fractionation; and various acquisition and marketing assets. We also own Lake Charles LNG Company, as well as limited partner interests and the general partner interests of publicly traded master limited partnerships Sunoco LP (NYSE: SUN) and USA Compression Partners, LP (NYSE: USAC).

Recent Developments

Enable Acquisition

On February 17, 2021, the Partnership announced its entry into a definitive merger agreement to acquire Enable Midstream Partners, LP (“Enable”) (the “Enable Acquisition”). Under the terms of the merger agreement, Enable’s common unitholders will receive 0.8595 of a common unit representing a limited partner interest in ET in exchange for each common unit representing a limited partner interest in Enable. In addition, each outstanding 10% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Preferred Unit representing a limited partner interest in Enable (the “Enable Series A Preferred Units”) will be exchanged for 0.0265 of a Series G Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Unit issued by ET (the “Series G Preferred Units”), and ET will make a $10 million cash payment for Enable’s general partner. On May 12, 2021, Enable announced that its unitholders delivered a sufficient number of written consents to approve the transaction. The transaction is subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals required under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”).

On May 12, 2021, the Partnership and Enable each received a request for additional information and documentary material (the “Second Request”) from the U.S. Federal Trade Commission (the “FTC”) in connection with the FTC’s review of the transactions contemplated by the merger agreement. The effect of the Second Request is to extend the waiting period imposed by the HSR Act until 30 days after the Partnership and Enable have certified substantial compliance with the Second Request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC. We continue to believe that the FTC will grant unconditional clearance of the Enable Acquisition, and we remain fully committed to closing the Enable Acquisition under the terms of the merger agreement. We expect to close the Enable Acquisition in the second half of 2021.

ETO Merger

On April 1, 2021, ET, Energy Transfer Operating, L.P., a Delaware limited partnership (“ETO”), and certain of ETO’s subsidiaries consummated several internal reorganization transactions (the “Rollup Mergers”). In connection with the Rollup Mergers, Sunoco Logistics Operations and its general partner merged with and into ETO, with ETO surviving, and immediately thereafter, ETO merged with and into ET, with ET surviving. The impacts of the Rollup Mergers also included the following:

•	All of ETO’s long-term debt was assumed by ET;

•	Each issued and outstanding ETO preferred unit was converted into the right to receive one newly created and substantially equivalent ET preferred unit; and

•

Each of ETO’s issued and outstanding Class K, Class L, Class M and Class N units, all of which were held by ETP Holdco Corporation, a Delaware corporation and wholly-owned subsidiary of ETO, were converted into an aggregate 675,625,000 newly created Class B Units representing limited partner interests in ET (“Class B Units”).

Our Principal Executive Offices

We are a limited partnership formed under the laws of the State of Delaware. Our principal executive offices are located at 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, and our telephone number at that location is (214) 981-0700. We maintain a website at http://www.energytransfer.com that provides information about our business and operations. Information contained on this website, however, is not incorporated into or otherwise a part of this prospectus supplement or the accompanying base prospectus.

THE OFFERING

Issuer	Energy Transfer LP

Securities offered by us	of our % Series H Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per unit. For a detailed description of the Series H Preferred Units, see “Description of Series H Preferred Units.”

Price per Series H Preferred Unit	$1,000.

Maturity	Perpetual (unless redeemed by us during a Redemption Period (as defined below) or in connection with a Rating Event (as defined below)). See “—Optional Redemption Upon a Rating Event” and “—Optional Redemption During a Redemption Period.”

Distributions	Distributions on the Series H Preferred Units will accrue and be cumulative from the date that the Series H Preferred Units are originally issued and will be payable on each Distribution Payment Date, when, as, and if declared by our general partner out of legally available funds for such purpose. Unless otherwise determined by our general partner, distributions on the Series H Preferred Units will be deemed to have been paid out of our available cash with respect to the quarter ended immediately preceding the quarter in which the distribution is made.

Distribution Payment Dates and Record Dates	Semi-annually in arrears on the 15th day of and of each year, commencing on , 2021 (each, a “Distribution Payment Date”) to holders of record as of the close of business on the first business day of the month in which the applicable Distribution Payment Date occurs. A pro-rated initial distribution on the Series H Preferred Units offered hereby will be payable on , 2021 in an amount equal to approximately $ per Series H Preferred Unit. If any Distribution Payment Date otherwise would fall on a day that is not a business day, declared distributions will be paid on the immediately succeeding business day without the accumulation of additional distributions.

Distribution Rate	The initial distribution rate for the Series H Preferred Units from and including the date of original issue to, but excluding, , 2026 (the “First Reset Date”) will be % per annum of the $1,000 liquidation preference per Series H Preferred Unit (equal to $ per Series H Preferred Unit per annum).

On and after the First Reset Date, the distribution rate on the Series H Preferred Units for each Reset Period (as defined herein) will equal a percentage of the $1,000 liquidation preference equal to the Five-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Distribution Determination Date (as defined herein) plus a spread of % per annum.

“Five-Year U.S. Treasury Rate” means, as of any Reset Distribution Determination Date, the average of the yields on actively traded United States Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five business days appearing under the caption “Treasury Constant Maturities” in the most recent H.15. If the Five-Year U.S. Treasury Rate cannot be determined pursuant to the method described above, a calculation agent appointed by the Company (the “Calculation Agent”), after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year U.S. Treasury Rate, will determine the Five-Year U.S. Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year U.S. Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention and the Reset Distribution Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year U.S. Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Federal Reserve Board, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Distribution Determination Date.

“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.

“Reset Distribution Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the beginning of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

We will give notice of the relevant Five-year U.S. Treasury Rate as soon as practicable to the Registrar and Transfer Agent (as defined under “Description of Series H Preferred Units—General”) and any record holder of the Series H Preferred Units.

The applicable distribution rate for each Reset Period will be determined by the Calculation Agent, as of the Reset Distribution Determination Date. Promptly upon such determination, the

Calculation Agent will notify us of the distribution rate for the Reset Period. The Calculation Agent’s determination of any distribution rate, and its calculation of the amount of distributions for any distribution period beginning on or after the First Reset Date will be on file at our principal offices, will be made available to any record holder of the Series H Preferred Units upon request and will be final and binding in the absence of manifest error.

Ranking	The Series H Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date.

The Series H Preferred Units will rank:

•

senior to our common units, our Class A units representing limited partner interests in ET (“Class A Units”) and our Class B Units, the General Partner Interest (as defined in our Third Amended and Restated Agreement of Limited Partnership (as amended, the “Partnership Agreement” or “our Partnership Agreement)), and to each other class or series of limited partner interests or other equity securities established after the original issue date of the Series H Preferred Units that is not expressly made senior to or on parity with the Series H Preferred Units as to the payment of distributions and amounts payable on a liquidation event (the “Junior Securities”);

•

on parity with each other, each series of our Existing Preferred Units and any class or series of limited partner interests or other equity securities established after the original issue date of the Series H Preferred Units with terms expressly providing that such class or series ranks on parity with the Series H Preferred Units as to the payment of distributions and amounts payable upon a liquidation event (the “Parity Securities”);

•

junior to any class or series of limited partner interests or equity securities established after the original issue date of the Series H Preferred Units with terms expressly made senior to the Series H Preferred Units as to the payment of distributions and amounts payable upon a liquidation event (“Senior Securities”); and

•	junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

Restrictions on Distributions

No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series H Preferred Units and any Parity Securities through the most recent respective distribution periods. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the distribution period applicable to the Series H Preferred Units (e.g., quarterly rather than semi-annual), the general partner may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the general partner expects to have sufficient funds to pay the full distribution in respect of the Series H Preferred Units on the next Distribution Payment Date.

Optional Redemption Upon a Series H Rating Event	At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Event (as defined below), we may, at our option, redeem the Series H Preferred Units, in whole, but not in part, at a redemption price payable in cash per Series H Preferred Unit, equal to $1,020 (102% of the liquidation preference of $1,000) plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.

“Rating Event” means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act), that publishes a rating for us (a “rating agency”) to its equity credit criteria for securities such as the Series H Preferred Units, as such criteria are in effect as of the original issue date of the Series H Preferred Units (the “current criteria”), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series H Preferred Units, or (ii) a lower Equity Credit being given to the Series H Preferred Units than the Equity Credit that would have been assigned to the Series H Preferred Units by such rating agency pursuant to the current criteria. “Equity Credit” for the purposes of the Series H Preferred Units means the dollar amount or percentage in relation to the stated liquidation preference amount of $1,000 per Series H Preferred Unit assigned to the Series H Preferred Units as equity, rather than debt, by a rating agency in evaluating the capital structure of an entity.

Optional Redemption on or After the First Reset Date

During any Redemption Period, we may, at our option, redeem, in whole or in part, on one or more occasions, the Series H Preferred Units at a redemption price payable in cash of $1,000 per Series H Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness. We must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. We may undertake multiple partial redemptions.

“Redemption Period” means any period from and including the immediately preceding a Reset Date through and including such Reset Date.

Conversion; Exchange and Preemptive Rights	The Series H Preferred Units will not be entitled or subject to preemptive rights or be convertible into or exchangeable for any other securities or property at the option of the holder.

Voting Rights	Holders of the Series H Preferred Units will have extremely limited voting rights. In connection with the closing of this offering, we expect to amend our Partnership Agreement to reflect the issuance and terms of the Series H Preferred Units. Except as set forth in our Partnership Agreement or as otherwise required by Delaware law, holders of the Series H Preferred Units generally will have no voting rights. Pursuant to our Partnership Agreement, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series H Preferred Units, voting as a separate class, we may not adopt any amendment to our Partnership Agreement that would have a material adverse effect on the powers, preferences, duties, or special rights of such Series H Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series H Preferred Units, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not (i) create or issue any Parity Securities (including any additional Series H Preferred Units) if the cumulative distributions payable on then outstanding Series H Preferred Units (or Parity Securities, if applicable) are in arrears, or (ii) create or issue any Senior Securities.

Fixed Liquidation Preference	In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of the Series H Preferred Units will generally, subject to the discussion under “Description of Series H Preferred Units—Liquidation Rights,” have the right to receive the liquidation preference of $1,000 per Series H Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the Series H Preferred Units) plus an amount equal to all accumulated and unpaid distributions thereon to the date of payment, whether or not declared. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

Sinking Fund	The Series H Preferred Units will not be entitled or subject to any sinking fund requirements.

No Fiduciary Duties	We, our general partner and its officers and directors will not owe any duties, including fiduciary duties, to the holders of Series H Preferred Units other than an implied contractual duty of good faith and fair dealing pursuant to our Partnership Agreement.

Use of Proceeds	We expect to receive net proceeds of approximately $ from the sale of the Series H Preferred Units offered hereby, after deducting the underwriting discounts but before offering expenses. We intend to use the net proceeds from this offering to repay outstanding indebtedness and for general partnership purposes. See “Use of Proceeds.”

Affiliates of each of the underwriters are lenders under our revolving credit facility and our term loan. Accordingly, each of the underwriters and their affiliates may receive a portion of the net proceeds from this offering. See “Underwriting.”

Material Federal Income Tax Consequences	For a discussion of material federal income tax considerations that may be relevant to prospective holders of the Series H Preferred Units who are individual citizens or residents of the United States, see “Material Federal Income Tax Consequences of Series H Preferred Units” in this prospectus supplement.

Form	The Series H Preferred Units will be issued and maintained in book-entry form registered in the name of DTC or its nominee, except under limited circumstances. See “Description of Series H Preferred Units—Book-Entry System.”

Absence of Public Market; No Listing	Although we have registered the offer and sale of the Series H Preferred Units under the Securities Act of 1933, as amended (the “Securities Act”), we do not intend to apply for the listing of the Series H Preferred Units on any securities exchange. In addition, although the underwriters have informed us that they intend to make a market in the Series H Preferred Units, as permitted by applicable laws and regulations, they are not obligated to make a market in the Series H Preferred Units, and they may discontinue their market-making activities for the Series H Preferred Units at any time without notice.

Risk Factors	Investing in our Series H Preferred Units involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and page 7 of the accompanying base prospectus, and in our Annual Report on Form 10-K for the year ended December 31, 2020, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus before investing in our Series H Preferred Units.

Settlement	The underwriters expect to deliver the Series H Preferred Units to the purchasers in book-entry form through the facilities of DTC and its direct participants, including Euroclear and Clearstream, on or about , 2021.

RISK FACTORS

An investment in our Series H Preferred Units involves risks. You should carefully consider all of the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference as provided under “Incorporation by Reference,” including our Annual Report on Form 10-K for the year ended December 31, 2020 and the risk factors described under “Risk Factors” therein. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus supplement, in the accompanying base prospectus and in the documents incorporated by reference. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

Risks Related to the Series H Preferred Units

The Series H Preferred Units represent perpetual equity interests in us, and investors should not expect us to redeem any Series H Preferred Units on the date the Series H Preferred Units become redeemable by us, at our option, or on any particular date thereafter.

The Series H Preferred Units represent perpetual equity interests in us, and they have no maturity or mandatory redemption date and are not redeemable at the option of investors under any circumstances. As a result, unlike our indebtedness, none of the Series H Preferred Units will give rise to a claim for payment of a principal amount at a particular date. Instead, the Series H Preferred Units may be redeemed by us at our option (i) at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Event in whole but not in part, out of funds legally available for such redemption, at a redemption price payable in cash of $1,020 per Series H Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared, or (ii) during a Redemption Period, in whole or in part, on one or more occasions, out of funds legally available for such redemption, at a redemption price payable in cash of $1,000 per Series H Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any decision we may make at any time to redeem the Series H Preferred Units will depend upon, among other things, our evaluation of our capital position and general market conditions at that time. In addition, the instruments governing our outstanding indebtedness may limit our ability to redeem the Series H Preferred Units. As a result, the holders of the Series H Preferred Units may be required to bear the financial risks of an investment in the Series H Preferred Units for an indefinite period of time. Moreover, the Series H Preferred Units will rank junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

We distribute all of our available cash to our limited partners and are not required to accumulate cash for the purpose of meeting our future obligations to the holders of the Series H Preferred Units, which, along with the agreements governing our indebtedness, may limit the cash available to make distributions on the Series H Preferred Units.

Pursuant to our Partnership Agreement, we distribute all of our “available cash” each quarter to our limited partners. Upon the closing of this offering, our Partnership Agreement will define “Available Cash” to generally mean, for each fiscal quarter, all cash and cash equivalents on hand at the end of such quarter and all cash and cash equivalents on hand on the date of determination of available cash for that quarter, less the amount of any cash reserves established by our general partner to:

•

provide for the proper conduct of our business, including reserves for future capital expenditures and anticipated future credit needs and for refunds of collected rates reasonably likely to be refunded as a result of a settlement or hearing relating to Federal Energy Regulatory Commission rate proceedings;

•	comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation; or

•	provide funds to make distributions on our Existing Preferred Units, the Class B Units or the Series H Preferred Units.

As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce the cash available to us in subsequent periods to make distributions on the Series H Preferred Units.

The Series H Preferred Units are subordinated to our existing and future debt obligations, and your interests could be diluted by the issuance of additional units, including additional Series H Preferred Units, and by other transactions.

The Series H Preferred Units are subordinated to all of our existing and future indebtedness. As of May 24, 2021, our total debt (excluding the debt of our subsidiaries) was approximately $39.2 billion. We may incur additional debt in the future through issuances of additional senior notes (subject to certain unitholder approval and other limitations under our Partnership Agreement), revolving credit facilities, term loans, 364-day credit facilities or other existing or future debt arrangements. The payment of principal and interest on our debt reduces cash available for distribution to our limited partners, including the holders of the Series H Preferred Units.

The issuance of any Senior Securities or additional Parity Securities (including additional Series H Preferred Units) would dilute the interests of the holders of the Series H Preferred Units and could affect our ability to pay distributions on, redeem, or pay the liquidation preference on the Series H Preferred Units. Future issuances and sales of Senior Securities, Parity Securities or Junior Securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series H Preferred Units to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

The Series H Preferred Units have extremely limited voting rights.

The voting rights of the holders of the Series H Preferred Units will be extremely limited. Except as set forth in our Partnership Agreement or as otherwise required by Delaware law, holders of the Series H Preferred Units generally will have no voting rights. Although the holders of the Series H Preferred Units are entitled to limited protective voting rights with respect to certain matters, as described in “Description of Series H Preferred Units—Voting Rights,” the Series H Preferred Units will generally vote separately as a class along with each series of our Existing Preferred Units and all other series of our Parity Securities that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Series H Preferred Units may be significantly diluted, and the holders of our Existing Preferred Units and such other series of Parity Securities that we may issue may be able to control or significantly influence the outcome of any vote.

Your ability to transfer the Series H Preferred Units at a time or price you desire may be limited by the absence of an active trading market, which may not develop.

The Series H Preferred Units are a new class of our securities and do not have an established trading market. In addition, since the Series H Preferred Units have no stated maturity date, investors seeking liquidity will be limited to selling their Series H Preferred Units in the secondary market absent redemption by us. Although we have registered the offer and sale of the Series H Preferred Units under the Securities Act, we do not intend to apply for the listing of the Series H Preferred Units on any securities exchange or for the quotation of the Series H Preferred Units on any automated dealer quotation system. In addition, although the underwriters have informed us that they intend to make a market in the Series H Preferred Units, as permitted by applicable laws and regulations, they are not obligated to, and they may discontinue their market-making activities at any time without notice. An active market for the Series H Preferred Units may not develop or, if developed, may not continue. In the absence of active trading markets, you may not be able to transfer your Series H Preferred Units within the time or at the prices you desire.

The distribution rate will reset on the First Reset Date and each Subsequent Reset Date and any distributions declared may be less than the initial fixed annual rate of                 % for the Series H Preferred Units in effect until the First Reset Date.

The annual distribution rate on the Series H Preferred Units for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Distribution Determination Date plus                 %. As a result, the holders of the Series H Preferred Units will be subject to risks associated with fluctuation in interest rates and the possibility that holders will receive distributions that are lower than expected. We have no control over a number of factors, including economic, financial and political events, that impact market fluctuations in interest rates, which have in the past and may in the future experience volatility.

Historical five-year U.S. Treasury Rates are not an indication of future five-year U.S. Treasury Rates.

As noted above, the annual distribution rate on the Series H Preferred Units for each Reset Period will be set by reference to the Five-year U.S. Treasury Rate as of the most recent Reset Distribution Determination Date. In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time after the First Reset Date, and you should not take the historical U.S. Treasury Rates as an indication of future rates.

Market interest rates may adversely affect the value of the Series H Preferred Units.

One of the factors that will influence the price of the Series H Preferred Units will be the distribution yield on the Series H Preferred Units (as a percentage of the price of the Series H Preferred Units) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series H Preferred Units to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution to our limited partners, including the holders of the Series H Preferred Units. Accordingly, higher market interest rates could cause the market price of the Series H Preferred Units to decrease.

Our ability to issue Parity Securities in the future could adversely affect the rights of holders of our Series H Preferred Units.

We are allowed to issue Parity Securities without any vote of the holders of the Series H Preferred Units, except where the cumulative distributions on the Series H Preferred Units or any Parity Securities (including any series of our Existing Preferred Units) are in arrears. The issuance of any Parity Securities would have the effect of reducing the amounts available to the holders of the Series H Preferred Units issued in this offering upon our liquidation, dissolution or winding up if we do not have sufficient funds to pay all liquidation preferences of the Series H Preferred Units and Parity Securities in full. It also would reduce amounts available to make distributions on the Series H Preferred Units issued in this offering if we do not have sufficient funds to pay distributions on all outstanding Series H Preferred Units and Parity Securities. In addition, future issuances and sales of Parity Securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series H Preferred Units to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

A change in the rating of the Series H Preferred Units could adversely affect the market price of the Series H Preferred Units.

In connection with this offering, we expect that the Series H Preferred Units will receive a below-investment-grade credit rating from Moody’s, S&P and Fitch. Rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Series H Preferred Units. Any real or anticipated downgrade or withdrawal of any ratings of the Series H Preferred Units could have an adverse effect on the market price or liquidity of the Series H Preferred Units.

Ratings reflect only the views of the issuing rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Series H Preferred Units. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Series H Preferred Units may not reflect all risks related to the Partnership and its business or the structure or market value of the Series H Preferred Units.

None of the Series H Preferred Units are convertible into our common units at any time and do not have any protection in the event of a change of control.

None of the Series H Preferred Units are convertible into our common units at any time. In addition, the terms of the Series H Preferred Units will not contain any provisions that protect the holders of the Series H Preferred Units in the event that we experience a change of control.

Holders of Series H Preferred Units may have liability to repay distributions.

Under certain circumstances, the holders of the Series H Preferred Units may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution if the distribution would cause our liabilities to exceed the fair value of our assets. Liabilities to partners on account of their partnership interests and liabilities that are non-recourse to us are not counted for purposes of determining whether a distribution is permitted.

Delaware law provides that for a period of three years from the date of an impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. A purchaser of Series H Preferred Units who becomes a limited partner is liable for the obligations of the transferring limited partner to make contributions to us that are known to such purchaser of Series H Preferred Units at the time it became a limited partner and for unknown obligations if the liabilities could be determined from our Partnership Agreement.

Tax Risks

Certain tax consequences of the ownership of our Series H Preferred Units, including treatment of distributions as guaranteed payments for the use of capital, are uncertain.

The tax treatment of distributions on our Series H Preferred Units is uncertain. We will treat the holders of the Series H Preferred Units as partners for tax purposes and will treat distributions on the Series H Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of the Series H Preferred Units as ordinary income. Although a holder of Series H Preferred Units will recognize taxable income from the accrual of such a guaranteed payment (even in the absence of a contemporaneous cash distribution), we anticipate accruing and making the guaranteed payment distributions semi-annually. Otherwise, except in the case of our liquidation, the holders of Series H Preferred Units are generally not anticipated to share in our items of income, gain, loss or deduction, nor will we allocate any share of our nonrecourse liabilities to the holders of Series H Preferred Units. See “Description of Series H Preferred Units—Liquidation Rights.” If the Series H Preferred Units were treated as indebtedness for tax purposes, rather than as guaranteed payments for the use of capital, distributions likely would be treated as payments of interest by us to the holders of Series H Preferred Units.

A holder of Series H Preferred Units will be required to recognize a gain or loss on a sale of Series H Preferred Units equal to the difference between the amount realized by such holder and such holder’s tax basis in the Series H Preferred Units sold. The amount realized generally will equal the sum of the cash and the fair market value of other property such holder receives in exchange for such Series H Preferred Units. Subject to general rules requiring a blended basis among multiple partnership interests, the tax basis of a Series H Preferred

Unit will generally be equal to the sum of the cash and the fair market value of other property paid by the holder of such Series H Preferred Units to acquire such Series H Preferred Units. Gain or loss recognized by a holder of Series H Preferred Units on the sale or exchange of a Series H Preferred Unit held for more than one year generally will be taxable as long-term capital gain or loss. Because holders of Series H Preferred Units will generally not be allocated a share of our items of depreciation, depletion or amortization, it is not anticipated that such holders would be required to recharacterize any portion of their gain as ordinary income as a result of the recapture rules.

Investment in the Series H Preferred Units by tax-exempt investors, such as employee benefit plans and individual retirement accounts (IRAs), and non-U.S. persons raises issues unique to them. The treatment of guaranteed payments for the use of capital to tax-exempt investors is not certain and such payments may be treated as unrelated business taxable income for federal income tax purposes.

Distributions to non-U.S. holders of Series H Preferred Units will be subject to withholding taxes. If the amount of withholding exceeds the amount of U.S. federal income tax actually due, non-U.S. holders of Series H Preferred Units may be required to file U.S. federal income tax returns in order to seek a refund of such excess. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor with respect to the consequences of owning our Series H Preferred Units.

Our treatment of distributions on our Series H Preferred Units as guaranteed payments for the use of capital means that such distributions will not be eligible for the 20% deduction for qualified business income.

For taxable years beginning after December 31, 2017, and ending on or before December 31, 2025, a non-corporate unitholder may be entitled to a deduction equal to 20% of its “qualified business income” attributable to its interest in a partnership, subject to certain limitations. As described above, we will treat distributions on the Series H Preferred Units as guaranteed payments for the use of capital, and under the applicable Treasury Regulations, a guaranteed payment for the use of capital will not be taken into account for purposes of computing qualified business income. As a result, distributions received by the holders of our Series H Preferred Units will not be eligible for the 20% deduction for qualified business income. Prospective holders of Series H Preferred Units should consult their tax advisors regarding the availability of the deduction for qualified business income.

Risks Related to the Partnership’s Business

Cybersecurity breaches and other disruptions could compromise our information and operations, interfere with the safe operation of our assets and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption of our operations, damage to our reputation, and loss of confidence in our products and services, which could adversely affect our business.

Our information technology infrastructure is critical to the efficient operation of our business and essential to our ability to perform day-to-day operations. Cyberattacks are becoming more sophisticated, and U.S. government warnings have indicated that infrastructure assets, including pipelines, may be specifically targeted by certain groups. These attacks include, without limitation, malicious software, ransomware, attempts to gain unauthorized access to data, and other electronic security breaches. These attacks may be perpetrated by state-sponsored groups, “hacktivists,” criminal organizations or private individuals (including employee malfeasance). These cybersecurity risks include cyberattacks on both us and third parties who provide material services to us. In addition to disrupting operations, cybersecurity breaches could also affect our ability to operate or control our facilities, render data or systems unusable, or result in the theft of sensitive, confidential or customer information. These events could also damage our reputation, and result in losses from remedial actions, loss of business or potential liability to third parties.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $                 from the sale of the Series H Preferred Units offered hereby after deducting the underwriting discounts but before offering expenses. We intend to use the net proceeds from this offering to repay certain of our outstanding indebtedness and for general partnership purposes.

As of March 31, 2021, we had $800 million of outstanding borrowings at a weighted average interest rate of 0.45% under our revolving credit facility (all of which consisted of commercial paper), $2.0 billion of outstanding borrowings at a weighted average interest rate of 1.11% under our term loan and no outstanding borrowings under our 364-day facility. Our revolving credit facility matures in December 2024, our term loan matures in October 2022 and our 364-day facility matures in November 2021.

Affiliates of each of the underwriters are lenders under our revolving credit facility and term loan. Accordingly, each of the underwriters and their affiliates may receive a portion of the net proceeds of this offering through any repayment of borrowings under such facility or term loan. Please read “Underwriting.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization as of March 31, 2021, on an:

•	as adjusted basis to give effect to the issuance of the Existing Preferred Units in connection with the Rollup Mergers; and

•

as further adjusted basis to give effect to the sale of the Series H Preferred Units offered by this prospectus supplement and the application of the respective net proceeds therefrom in the manner described under “Use of Proceeds.”

This table should be read together with our historical financial statements and the accompanying notes incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	March 31, 2021
	As Adjusted	As Further Adjusted
	(in millions)
Cash and cash equivalents	$355

Debt:
Term loan (1)	2,000
Revolving credit facilities (2)	800
Subsidiaries’ revolving credit facilities	1,210		1,210
Energy Transfer senior notes and other debt (3)	36,458
Subsidiaries’ senior notes and other debt	7,546		7,546
Unamortized premiums, net of discounts and fair value adjustments	(10)
Deferred debt issuance costs	(269)

Total debt	47,735

Redeemable noncontrolling interests	769		769
Equity:
Series A Preferred Units	943		943
Series B Preferred Units	546		546
Series C Preferred Units	439		439
Series D Preferred Units	434		434
Series E Preferred Units	786		786
Series F Preferred Units	504		504
Series G Preferred Units (4)	1,113		1,113
Series H Preferred Units	—
Common Units (4)	21,428		21,428
General Partner	(5)		(5)
Accumulated other comprehensive income	8		8

Total Energy Transfer LP partners’ capital	26,196

Noncontrolling interests	8,058		8,058

Total equity	34,254

Total capitalization	$82,758	$

(1)	We assumed all obligations under ETO’s term loan pursuant to the Rollup Mergers.

(2)

Includes $800 million of commercial paper outstanding under our revolving credit facility and no borrowings outstanding under our 364-day facility, in each case at March 31, 2021. We assumed all obligations under ETO’s revolving credit facility and ETO’s 364-day facility pursuant to the Rollup Mergers.

(3)	We assumed all obligations under ETO’s then existing senior notes pursuant to the Rollup Mergers.

(4)

Excludes approximately 376.1 million common units representing limited partner interests in the Partnership and 384,780 Series G Preferred Units expected to be issued in connection with the consummation of the Enable Acquisition.

DESCRIPTION OF SERIES H PREFERRED UNITS

The following description of the Series H Preferred Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Third Amended and Restated Agreement of Limited Partnership, as amended, including by Amendment No. 9 thereto, which will be entered into in connection with the closing of the this offering and will be filed as an exhibit to a Current Report on Form 8-K.

The Series H Preferred Units represent limited partner interests in Energy Transfer LP. The Series H Preferred Units entitle the holders to participate in our partnership distributions and to exercise the rights and privileges available to our limited partners under our Partnership Agreement.

General

The Series H Preferred Units offered hereby are a new series of preferred units. Upon completion of this offering, there will be                Series H Preferred Units issued and outstanding. We may, without notice to or consent of the holders of the then-outstanding Series H Preferred Units, authorize and issue additional Series H Preferred Units and Junior Securities (as defined under “Summary—The Offering—Ranking”) and, subject to the limitations described under “—Voting Rights,” Senior Securities and Parity Securities (each, as defined under “Summary—The Offering—Ranking”).

The holders of our common units, Series H Preferred Units and other partnership securities (including each series of our Existing Preferred Units, Class A Units and Class B Units) are entitled to receive, to the extent permitted by law and as provided in our Partnership Agreement, such distributions as may from time to time be declared by our general partner. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common units, Series H Preferred Units and other partnership securities (including each series of our Existing Preferred Units) are entitled to receive distributions of our assets as provided in our Partnership Agreement, after we have satisfied or made provision for our outstanding indebtedness and other obligations and after payment to the holders of any class or series of limited partner interests having preferential rights to receive distributions of our assets over each such class of limited partner interests.

When issued and paid for in the manner described in this prospectus supplement and the accompanying base prospectus, the Series H Preferred Units offered hereby will be fully paid and nonassessable (except as such nonassessability may be affected by Section 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act). Subject to the matters described under “—Liquidation Rights,” each Series H Preferred Unit will generally have a fixed liquidation preference of $1,000 per Series H Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the Series H Preferred Units) plus an amount equal to accumulated and unpaid distributions thereon to, but excluding, the date fixed for payment, whether or not declared.

The Series H Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series H Preferred Units will rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The rights of the holders of Series H Preferred Units to receive the liquidation preference will be subject to the rights of the holders of any Senior Securities and the proportional rights of holders of Parity Securities.

All of the Series H Preferred Units offered hereby will be represented by one or more certificates issued to DTC (and its successors or assigns or any other securities depositary selected by us) (the “Securities Depositary”) and registered in the name of its nominee, for credit to an account of a direct or indirect participant in the Securities Depositary (including, if applicable, Euroclear and Clearstream). So long as a Securities Depositary has been appointed and is serving, no person acquiring Series H Preferred Units will be entitled to receive a certificate representing such Series H Preferred Units unless applicable law otherwise requires or the Securities Depositary resigns or is no longer eligible to act as such and a successor is not appointed. See “—Book-Entry System.”

The Series H Preferred Units will not be convertible into common units or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series H Preferred Units will not be entitled or subject to mandatory redemption or to any sinking fund requirements. The Series H Preferred Units will be subject to redemption, in whole or in part, at our option during a Redemption Period (as defined herein) or upon occurrence of a Rating Event (as defined herein). See “—Redemption.”

We have appointed American Stock Transfer & Trust Company, LLC as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”), for the Series H Preferred Units. The address of the Paying Agent and the Registrar and Transfer Agent is 6201 15th Avenue, Brooklyn, New York, 11219.

Ranking

The Series H Preferred Units will, with respect to anticipated semi-annual distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:

•	senior to the Junior Securities (including our common units, Class A Units, Class B Units and General Partner Interest);

•	on parity with the Parity Securities, including each series of our Existing Preferred Units;

•	junior to any Senior Securities; and

•	junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

Under our Partnership Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series H Preferred Units. Our general partner has the authority to determine the designations, preferences, rights, powers, and duties of any such series before the issuance of any units of that series. Our general partner will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under “—Voting Rights.”

Liquidation Rights

Any distributions made upon our liquidation will be made to our partners in accordance with their respective positive capital account balances. The holders of outstanding Series H Preferred Units will first be specially allocated items of our gross income and gain in a manner designed to cause, in the event of any liquidation, dissolution, or winding up of our affairs (whether voluntary or involuntary), such holders to have a positive capital balance equal to the liquidation preference of $1,000 per Series H Preferred Unit. If the amount of our gross income and gain available to be specially allocated to the holders of outstanding Series H Preferred Units is not sufficient to cause the capital account of a Series H Preferred Unit to equal the liquidation preference of a Series H Preferred Unit, then the amount that a holder of Series H Preferred Units would receive upon liquidation may be less than the Series H Preferred Unit liquidation preference. Any accumulated and unpaid distributions on the Series H Preferred Units will be paid prior to any distributions in liquidation made in accordance with capital account balances. The rights of the holders of Series H Preferred Units to receive the liquidation preference will be subject to the rights of the holders of any Senior Securities and the proportional rights of holders of Parity Securities.

Voting Rights

Except as set forth in our Partnership Agreement (as described below) or as otherwise required by Delaware law, the Series H Preferred Units will have no voting rights.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series H Preferred Units, voting as a separate class, we may not adopt any amendment to our Partnership Agreement that has a material adverse effect on the powers, preferences, duties, or special rights of the Series H Preferred Units. For the avoidance of doubt, for purposes of this voting requirement, any amendment to our Partnership Agreement (i) relating to the issuance of additional limited partner interests (subject to the voting rights regarding the issuance of Parity Securities or Senior Securities discussed below) and (ii) in connection with a merger or another transaction in which we are the surviving entity and the Series H Preferred Units remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders of Series H Preferred Units, will be deemed to not materially adversely affect the terms of the Series H Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series H Preferred Units, voting as a class together with holders of each series of our Existing Preferred Units or other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not:

•

create or issue any Parity Securities (including any additional Series H Preferred Units) if the cumulative distributions payable on then outstanding Series H Preferred Units (or Parity Securities, if applicable) are in arrears; or

•	create or issue any Senior Securities.

On any matter on which the holders of the Series H Preferred Units are entitled to vote, such holders will be entitled to one vote per Series H Preferred Unit. Accordingly, after the issuance of                Series H Preferred Units in this offering, the Series H Preferred Units will represent approximately                % of the total voting power of the Parity Securities for purposes of any vote in which our Existing Preferred Units vote together with the Series H Preferred Units. The Series H Preferred Units held by us or any of our subsidiaries or controlled affiliates will not be entitled to vote.

Series H Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Distributions

General

Holders of Series H Preferred Units will be entitled to receive, when, as, and if declared by our general partner out of legally available funds for such purpose, semi-annual cash distributions. Unless otherwise determined by our general partner, distributions on the Series H Preferred Units will be deemed to have been paid out of our available cash with respect to the quarter ended immediately preceding the quarter in which the distribution is made.

Distribution Rate

Distributions on Series H Preferred Units will be cumulative from the date of original issue and will be payable semi-annually in arrears (as described under “—Distribution Payment Dates”) commencing on                 , 2021, when, as, and if declared by our general partner out of legally available funds for such purpose. A pro-rated initial distribution on the Series H Preferred Units will be paid on                , 2021 in an amount equal to approximately $                per Series H Preferred Unit.

The initial distribution rate for the Series H Preferred Units from and including the date of original issue to, but excluding,                 , 2026 (the “First Reset Date”) will be                % per annum of the $1,000 liquidation preference per Series H Preferred Unit (equal to $                per Series H Preferred Unit per annum). On and after the First Reset Date, the distribution rate on the Series H Preferred Units for each Reset Period (as defined herein) will equal a percentage of the $1,000 liquidation preference equal to the Five-year U.S. Treasury Rate as of the most recent Reset Distribution Determination Date plus a spread of                % per annum.

The distribution rate for each Reset Period (as defined herein) will be determined by the Calculation Agent (as defined below), as of the applicable Reset Distribution Determination Date (as defined herein), in accordance with the following provisions:

“Five-Year U.S. Treasury Rate” means, as of any Reset Distribution Determination Date, the average of the yields on actively traded United States Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five business days appearing under the caption “Treasury Constant Maturities” in the most recent H.15. If the Five-Year U.S. Treasury Rate cannot be determined pursuant to the method described above, a calculation agent appointed by the Company (the “Calculation Agent”), after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year U.S. Treasury Rate, will determine the Five-Year U.S. Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year U.S. Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention and the Reset Distribution Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year U.S. Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Federal Reserve Board, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Distribution Determination Date.

“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.

“Reset Distribution Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the beginning of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

As noted above, the applicable distribution rate for each Reset Period will be determined by the Calculation Agent, as of the applicable Reset Distribution Determination Date. Promptly upon such determination, the Calculation Agent will notify us of the distribution rate for the Reset Period. The Calculation Agent’s determination of any distribution rate, and its calculation of the amount of distributions for any distribution period beginning on or after the First Reset Date will be on file at our principal offices, will be made available to any record holder of the Series H Preferred Units upon request and will be final and binding in the absence of manifest error.

We will give notice of the relevant Five-year U.S. Treasury Rate as soon as practicable to the Registrar and Transfer Agent and the holders of the Series H Preferred Units.

Calculation Agent

Unless we have validly called all Series H Preferred Units for redemption on the First Reset Date, we will appoint a calculation agent (other than the Partnership or its affiliates) for the Series H Preferred Units prior to the Reset Distribution Determination Date preceding the First Reset Date and will keep a record of such appointment at our principal offices, which will be available to any unitholder upon request.

Distribution Payment Dates

The “Distribution Payment Dates” for the Series H Preferred Units will be the 15th day of                  and                 , commencing on                 , 2021. Distributions will accumulate in each such period from and including the preceding Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Distribution Payment Date for such period, and distributions will accrue on accumulated distributions at the applicable distribution rate. If any Distribution Payment Date otherwise would fall on a day that is not a business day, declared distributions will be paid on the immediately succeeding business day without the accumulation of additional distributions.

Payment of Distributions

Not later than 5:00 p.m., New York City time, on each Distribution Payment Date, we will pay semi-annual distributions, if any, on the Series H Preferred Units that have been declared by our general partner to the holders of such Series H Preferred Units as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The record date for each distribution on our Series H Preferred Units will be the first business day of the month of the applicable Distribution Payment Date, except that in the case of payments of distributions in arrears, the record date with respect to a Distribution Payment Date will be such date as may be designated by our general partner in accordance with our Partnership Agreement.

So long as the Series H Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series H Preferred Units in accordance with the instructions of such beneficial owners.

No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series H Preferred Units and any Parity Securities through the most recent respective Distribution Payment Dates. Accumulated distributions in arrears for any past distribution period may be declared by the general partner and paid on any date fixed by the general partner, whether or not a Distribution Payment Date, to holders of the Series H Preferred Units on the record date for such payment, which may not be less than 10 days before such distribution periods. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the distribution period applicable to the Series H Preferred Units (e.g., quarterly rather than semi-annually), the general partner may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the general partner expects to have sufficient funds to pay the full distribution in respect of the Series H Preferred Units on the next Distribution Payment Date.

Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series H Preferred Units and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series H Preferred Units and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series H Preferred Units and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series H Preferred Units and Parity Securities at such time. Holders of the Series H Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series H Preferred Units.

Redemption

Optional Redemption Upon a Rating Event

At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Event (as defined below), we may, at our option, redeem the Series H Preferred Units in whole, but not in part, at a redemption price payable in cash per Series H Preferred Unit equal to $1,020 (102% of the liquidation preference of $1,000) plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.

“Rating Event” means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act), that publishes a rating for us (a “rating agency”) to its equity credit criteria for securities such as the Series H Preferred Units, as such criteria are in effect as of the original issue date of the Series H Preferred Units (the “current criteria”), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series H Preferred Units, or (ii) a lower Equity Credit being given to the Series H Preferred Units than the Equity Credit that would have been assigned to the Series H Preferred Units by such rating agency pursuant to the current criteria. “Equity Credit” for the purposes of the Series H Preferred Units means the dollar amount or percentage in relation to the stated liquidation preference amount of $1,000 per Series H Preferred Unit assigned to the Series H Preferred Units as equity, rather than debt, by a rating agency in evaluating the capital structure of an entity.

Optional Redemption During a Redemption Period

During a Redemption Period, we may, at our option, redeem, in whole or in part, on one or more occasions, the Series H Preferred Units at a redemption price payable in cash of $1,000 per Series H Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. We may undertake multiple partial redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.

“Redemption Period” means any period from and including the                     immediately preceding a Reset Date through and including such Reset Date.

Redemption Procedures

Any optional redemption shall be effected only out of funds legally available for such purpose. We will give notice of any redemption not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any Series H Preferred Units to be redeemed as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) the number of Series H Preferred Units to be redeemed and, if less than all outstanding Series H Preferred Units are to be redeemed, the number (and, in the case of Series H

Preferred Units in certificated form, the identification) of Series H Preferred Units to be redeemed from such holder, (iii) the redemption price, (iv) the place where any Series H Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor, and (v) that distributions on the Series H Preferred Units to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding Series H Preferred Units are to be redeemed, the number of Series H Preferred Units to be redeemed will be determined by us, and such Series H Preferred Units will be redeemed by such method of selection as the Securities Depositary shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series H Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Series H Preferred Units to be redeemed, and the Securities Depositary will determine the number of Series H Preferred Units to be redeemed from the account of each of its participants holding such Series H Preferred Units in its participant account. Thereafter, each participant will select the number of Series H Preferred Units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series H Preferred Units for its own account). A participant may determine to redeem Series H Preferred Units from some beneficial owners (including the participant itself) without redeeming Series H Preferred Units from the accounts of other beneficial owners.

So long as the Series H Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the Paying Agent to the Securities Depositary on the redemption date. The Securities Depositary’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series H Preferred Units as to which notice has been given by 10:00 a.m., New York City time, on the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such Series H Preferred Units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor. If a notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such Series H Preferred Units will cease to accumulate and all rights of holders of such Series H Preferred Units as limited partners will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions to the date fixed for redemption, whether or not declared. The holders of Series H Preferred Units will have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series H Preferred Units, that remain unclaimed or unpaid after one year after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series H Preferred Units entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Series H Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such Series H Preferred Units is registered in the name of the Securities Depositary or its nominee), we will issue and the Paying Agent will deliver to the holder of such Series H Preferred Units a new certificate (or adjust the applicable book-entry account) representing the number of Series H Preferred Units represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series H Preferred Units called for redemption until funds sufficient to pay the full redemption price of such Series H Preferred Units, including all accumulated and unpaid distributions to, but excluding, the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We may from time to time purchase Series H Preferred Units, subject to compliance with all applicable securities and other laws. We have no obligation, or any present plan or intention, to purchase any Series H Preferred Units. Any Series H Preferred Units that we redeem or otherwise acquire will be cancelled.

Notwithstanding the foregoing, in the event that full cumulative distributions on the Series H Preferred Units and any Parity Securities (including each series of our Existing Preferred Units) have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series H Preferred Units or Parity Securities (including each series of our Existing Preferred Units) except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Series H Preferred Units and any Parity Securities (including each series of our Existing Preferred Units). Common units, Class A Units, Class B Units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired by us unless full cumulative distributions on the Series H Preferred Units and any Parity Securities (including each series of our Existing Preferred Units) for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

No Sinking Fund

The Series H Preferred Units will not have the benefit of any sinking fund.

No Fiduciary Duty

We, our general partner and its officers and directors, will not owe any duties, including fiduciary duties, to holders of the Series H Preferred Units other than an implied contractual duty of good faith and fair dealing pursuant to our Partnership Agreement.

Book-Entry System

All Series H Preferred Units offered hereby will be represented by a single certificate issued to the Securities Depositary, and registered in the name of its nominee (initially, Cede & Co.), for credit to an account of a direct or indirect participant in the Securities Depositary (including, if applicable, Euroclear and Clearstream). The Series H Preferred Units offered hereby will continue to be represented by a single certificate registered in the name of the Securities Depositary or its nominee, and no holder of the Series H Preferred Units offered hereby will be entitled to receive a certificate evidencing such Series H Preferred Units unless otherwise required by law or the Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depositary within 60 calendar days thereafter. Payments and communications made by us to holders of the Series H Preferred Units will be duly made by making payments to, and communicating with, the Securities Depositary. Accordingly, unless certificates are available to holders of the Series H Preferred Units, each purchaser of Series H Preferred Units must rely on (i) the procedures of the Securities Depositary and its participants (including, if applicable, Euroclear and Clearstream) to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting rights, with respect to such Series H Preferred Units and (ii) the records of the Securities Depositary and its participants (including, if applicable, Euroclear and Clearstream) to evidence its ownership of such Series H Preferred Units.

So long as the Securities Depositary (or its nominee) is the sole holder of the Series H Preferred Units, no beneficial holder of the Series H Preferred Units will be deemed to be a holder of Series H Preferred Units. DTC, the initial Securities Depositary, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own DTC. The Securities Depositary maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series H Preferred Units, whether as a holder of the Series H Preferred Units for its own account or as a nominee for another holder of the Series H Preferred Units.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF SERIES H PREFERRED UNITS

The tax consequences to you of an investment in our Series H Preferred Units will depend in part on your own tax circumstances. This section should be read in conjunction with the risk factors included under the caption “Tax Risks to Unitholders” in our most recent Annual Report on Form 10-K, deemed to be incorporated by reference, and under the caption “Tax Risks” in this prospectus supplement. The following discussion is limited as described herein. You are urged to consult with your own tax advisor about the federal, state, local and foreign tax consequences particular to your circumstances.

This section is a summary of the material U.S. federal income tax consequences that may be relevant to prospective holders of Series H Preferred Units who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Latham & Watkins LLP, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Energy Transfer LP and our operating subsidiaries.

The following discussion does not comment on all federal income tax matters affecting us or prospective holders of Series H Preferred Units and does not describe the application of the alternative minimum tax that may be applicable to certain prospective holders of Series H Preferred Units. Moreover, the discussion focuses on prospective holders of Series H Preferred Units who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their Series H Preferred Units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, persons subject to special tax accounting rules as a result of any item of gross income with respect to our units being taken into account in an applicable financial statement and persons deemed to sell their Series H Preferred Units under the constructive sale provisions of the Code. In addition, the discussion only comments, to a limited extent, on state, local and foreign tax consequences. Accordingly, we encourage each prospective holder of Series H Preferred Units to consult his own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of Series H Preferred Units and potential changes in applicable laws.

No ruling has been requested from the Internal Revenue Service (the “IRS”) regarding our characterization as a partnership for tax purposes. Instead, we will rely on opinions of Latham & Watkins LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our Series H Preferred Units, including the prices at which such units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution and thus will be borne indirectly by our unitholders (including holders of our Series H Preferred Units) and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

All statements as to matters of U.S. federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Latham & Watkins LLP and are based on the accuracy of the representations made by us and our general partner.

Notwithstanding the above, and for the reasons described below, Latham & Watkins LLP has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a holder of Series H Preferred Units whose Series H Preferred Units are loaned to a short seller to cover a short sale of Series H Preferred Units (see “—Tax Consequences of Series H Preferred Unit Ownership—Treatment of Short Sales”); (ii) whether holders of Series H Preferred Units will be treated as partners that receive guaranteed payments for the use of capital on their Series H Preferred Units (see “—Limited Partner Status”); and (iii) whether distributions with respect to the Series H Preferred Units will be treated as unrelated business taxable income (see “—Tax-Exempt Organizations and Other Investors”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in his partnership interest. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation and processing of certain minerals and natural resources, including crude oil, natural gas and other products of a type that are produced in a petroleum refinery or natural gas processing plant, the retail and wholesale marketing of propane, the transportation of propane and natural gas liquids, certain related hedging activities, certain activities that are intrinsic to other qualifying activities, and our allocable share of our subsidiaries’ income from these sources. Other types of qualifying income include interest (other than from a financial business), dividends, real property rents, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 3% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Latham & Watkins LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

The IRS has made no determination as to our status or the status of our operating subsidiaries for federal income tax purposes. Instead, we will rely on the opinion of Latham & Watkins LLP on such matters. It is the opinion of Latham & Watkins LLP that, based upon the Code, its regulations, published revenue rulings and court decisions and the representations described below that:

•	We will be classified as a partnership for federal income tax purposes; and

•

Each of our operating subsidiaries will, except as otherwise identified to Latham & Watkins LLP, be disregarded as an entity separate from us or will be treated as a partnership for federal income tax purposes.

In rendering its opinion, Latham & Watkins LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Latham & Watkins LLP has relied include:

•

Neither we nor any of our partnership or limited liability company subsidiaries, other than those identified as such to Latham & Watkins LLP, have elected or will elect to be treated as a corporation for U.S. federal income tax purposes;

•

For each taxable year, more than 90% of our gross income has been and will be income of the type that Latham & Watkins LLP has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Code; and

•

Each commodity hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, gas or products thereof that are held or to be held by us in activities that Latham & Watkins LLP has opined or will opine result in qualifying income.

We believe that these representations have been true in the past, are true as of the date hereof and expect that these representations will continue to be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his Series H Preferred Units, or taxable capital gain, after the unitholder’s tax basis in his Series H Preferred Units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Series H Preferred Units.

The discussion below is based on Latham & Watkins LLP’s opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

The tax treatment of our Series H Preferred Units is uncertain. As such, Latham & Watkins LLP is unable to opine as to the tax treatment of the Series H Preferred Units. Although the IRS may disagree with this treatment, we will treat holders of Series H Preferred Units as partners entitled to a guaranteed payment for the use of capital on their Series H Preferred Units. If the Series H Preferred Units are not partnership interests, they would likely constitute indebtedness for federal income tax purposes and distributions on the Series H Preferred Units would constitute ordinary interest income to holders of Series H Preferred Units. The remainder of this discussion assumes that our Series H Preferred Units are partnership interests for federal income tax purposes.

A beneficial owner of Series H Preferred Units whose Series H Preferred Units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those Series H Preferred Units for federal income tax purposes. Please read “—Tax Consequences of Series H Preferred Unit Ownership—Treatment of Short Sales.”

Tax Consequences of Series H Preferred Unit Ownership

Treatment of Distributions on Series H Preferred Units

We will treat distributions on the Series H Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of Series H Preferred Units as ordinary income and will be deductible by

us. Although a holder of Series H Preferred Units will recognize taxable income from the accrual of such a guaranteed payment (even in the absence of a contemporaneous cash distribution), we anticipate accruing and making the guaranteed payment distributions semi-annually. Except in the case of our liquidation, the holders of Series H Preferred Units are generally not anticipated to share in our items of income, gain, loss or deduction, nor will we allocate any share of our nonrecourse liabilities to such holders. See “Description of Series H Preferred Units—Liquidation Rights.”

If the distributions to the Series H Preferred Units are not respected as guaranteed payments for the use of capital, holders of Series H Preferred Units may be treated as receiving an allocable share of our gross income equal to their cash distributions, to the extent we have sufficient gross income to make such allocations of gross income. In the event there is not sufficient gross income to match such distributions, the distributions to the Series H Preferred Units would reduce the capital accounts of the Series H Preferred Units, requiring a subsequent allocation of income or gain to provide the Series H Preferred Units with their liquidation preference, if possible.

Basis of Series H Preferred Units

The tax basis of a holder of Series H Preferred Units in his Series H Preferred Units initially will be the amount paid for such Series H Preferred Units. If the distributions on the Series H Preferred Units are respected as guaranteed payments for the use of capital, the tax basis of such a holder in his Series H Preferred Units will, generally, not be affected by distributions made with respect to such Series H Preferred Units. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests.

Limitations on Deductibility of Losses

Holders of Series H Preferred Units will only be allocated loss once the capital accounts of the common unitholders have been reduced to zero. Please read “—Tax Consequences of Series H Preferred Unit Ownership—Allocation of Income, Gain, Loss and Deduction.” Although it is not anticipated that a holder of Series H Preferred Units would be allocated loss, the deductibility of any such loss allocation may be limited for various reasons. In the event that you are allocated loss as a holder of Series H Preferred Units, please consult your tax advisor as to the application of any limitation to the deductibility of that loss.

Entity-Level Collections

If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as an advance on a guaranteed payment to the holder of Series H Preferred Units on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

After giving effect to special allocation provisions with respect to our other classes of units, our items of income, gain, loss and deduction generally will be allocated amongst our common unitholders and our general partner in accordance with their percentage interests in us. If the capital accounts of the common unitholders have been reduced to zero, losses will be allocated to the Series H Preferred Units until the capital accounts of the Series H Preferred Units are reduced to zero. If Series H Preferred Units are allocated losses in any taxable period, net income or, to the extent necessary, gross income from a subsequent taxable period, if any, would be allocated to the Series H Preferred Units in a manner designed to provide their liquidation preferences.

Generally, holders of Series H Preferred Units will have a capital account equal to the liquidation preference of each Series H Preferred Unit, or $1,000, without regard to the price paid for such Series H Preferred Units, but will have an initial tax basis with respect to the Series H Preferred Units equal to the price paid for such Series H Preferred Units. To the extent the purchase price paid for a Series H Preferred Unit in this offering exceeds the liquidation preference of such Series H Preferred Unit, we will allocate an amount of income equal to the cumulative amount paid in excess of the liquidation preference of all Series H Preferred Units of the applicable series sold in this offering to our unitholders (other than holders of such Series H Preferred Units) in accordance with their percentage interest in us.

Treatment of Short Sales

A unitholder whose Series H Preferred Units are loaned to a “short seller” to cover a short sale of Series H Preferred Units may be considered as having disposed of such units. If so, he would no longer be treated for tax purposes as a partner with respect to those Series H Preferred Units during the period of the loan and may recognize gain or loss from the disposition.

Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Latham & Watkins LLP has not rendered an opinion regarding the tax treatment of a unitholder whose Series H Preferred Units are loaned to a short seller to cover a short sale of Series H Preferred Units; therefore, holders of Series H Preferred Units desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their Series H Preferred Units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “—Disposition of Series H Preferred Units—Recognition of Gain or Loss.”

Tax Rates

Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37.0% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

In addition, a 3.8% Medicare tax (NIIT) is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes guaranteed payments, a unitholder’s allocable share of our income, if any, and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that provide guidance regarding the NIIT. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our Series H Preferred Units.

For taxable years beginning after December 31, 2017, and ending on or before December 31, 2025, a non-corporate unitholder may be entitled to a deduction equal to 20% of its “qualified business income”

attributable to its interest in a partnership, subject to certain limitations. As described above, we will treat distributions on the Series H Preferred Units as guaranteed payments for the use of capital, and under the applicable Treasury Regulations, a guaranteed payment for the use of capital will not be taken into account for purposes of computing qualified business income. As a result, distributions received by the holders of our Series H Preferred Units will not be eligible for the 20% deduction for qualified business income. Prospective holders of Series H Preferred Units should consult their tax advisors regarding the availability of the deduction for qualified business income.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each holder of Series H Preferred Units will be required to include in its tax return its income from our guaranteed payments for each taxable year ending within or with its taxable year. In addition, a holder of Series H Preferred Units who has a taxable year ending on a date other than December 31 and who disposes of all of his Series H Preferred Units following the close of our taxable year but before the close of his taxable year will be required to include in income for his taxable year his income from more than one year of guaranteed payments.

Disposition of Series H Preferred Units

Recognition of Gain or Loss

Gain or loss will be recognized on a sale of Series H Preferred Units equal to the difference between the amount realized and the tax basis of the holder of Series H Preferred Units for the Series H Preferred Units sold. Such holder’s amount realized will be measured by the sum of the cash and the fair market value of other property received by him.

Generally, gain or loss recognized by a holder of Series H Preferred Units, other than a “dealer” in Series H Preferred Units, on the sale or exchange of a Series H Preferred Unit will be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of Series H Preferred Units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized on a sale of Series H Preferred Units may be subject to the NIIT in certain circumstances. See “—Tax Consequences of Series H Preferred Unit Ownership—Tax Rates.”

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify partnership interests transferred with an ascertainable holding period to elect to use the actual holding period of the partnership interests transferred. Thus, according to the ruling discussed above, a holder of Series H Preferred Units will be unable to select high or low basis Series H Preferred Units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific Series H Preferred Units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of Series H Preferred Units transferred must consistently use that identification method for all subsequent sales or exchanges of Series H Preferred Units. A holder of Series H Preferred Units considering the purchase of additional partnership interests or a sale of partnership interests purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Recognition of Gain or Loss on Redemption

The receipt by a holder of amounts in redemption of his Series H Preferred Units generally will result in the recognition of taxable gain to the holder for U.S. federal income tax purposes only if and to the extent the amount of redemption proceeds received exceeds his tax basis in all the units held by him immediately before the redemption. Any such redemption of Series H Preferred Units would result in the recognition of taxable loss to the holder for federal income tax purposes only if the holder does not hold any other units immediately after the redemption and the holder’s tax basis in the redeemed Series H Preferred Units exceeds the amounts received by the holder in redemption thereof. Any taxable gain or loss recognized under the foregoing rules would be treated in the same manner as taxable gain or loss recognized on a sale of Series H Preferred Units as described above in “Disposition of Series H Preferred Units—Recognition of Gain or Loss on Sale.”

Allocations Between Transferors and Transferees

Holders of Series H Preferred Units owning Series H Preferred Units as of the applicable record date with respect to a Distribution Payment Date will be entitled to receive the cash distribution with respect to their Series H Preferred Units on such Distribution Payment Date. Purchasers of Series H Preferred Units after such applicable record date will therefore not become entitled to receive a cash distribution on their Series H Preferred Units until the next applicable record date.

Notification Requirements

A unitholder who sells any of his Series H Preferred Units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a foreign person, you should consult your tax advisor before investing in our Series H Preferred Units.

Employee benefit plans and most other organizations exempt from federal income tax, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income (“UBTI”). We will treat distributions on the Series H Preferred Units as guaranteed payments for the use of capital. The treatment of guaranteed payments for the use of capital to tax-exempt investors is not certain. Such payments may be treated as UBTI for federal income tax purposes, and Latham & Watkins LLP is unable to opine with respect to whether such payments constitute UBTI for federal income tax purposes. If you are a tax-exempt entity, you should consult your tax advisor with respect to the consequences of owning our Series H Preferred Units.

Non-resident aliens and foreign corporations, trusts or estates that own units may be considered to be engaged in business in the United States because of the ownership of Series H Preferred Units. As a consequence, they will be required to file federal tax returns to report their income from guaranteed payments and pay federal income tax on such income in a manner similar to a taxable U.S. holder. Moreover, under rules applicable to publicly traded partnerships, distributions to foreign unitholders are subject to withholding at the highest applicable effective tax rate. Each foreign holder of Series H Preferred Units must obtain a taxpayer identification number from the IRS and submit that number to our Registrar and Transfer Agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns Series H Preferred Units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of holder is subject to special information reporting requirements under Section 6038C of the Code.

A foreign unitholder who sells or otherwise disposes of a Series H Preferred Unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Gain on the sale or disposition of a Series H Preferred Unit will be treated as effectively connected with a U.S. trade or business to the extent that a foreign unitholder would recognize gain effectively connected with a U.S. trade or business upon the hypothetical sale of our assets at fair market value on the date of the sale or exchange of that Series H Preferred Unit. Such gain shall be reduced by certain amounts treated as effectively connected with a U.S. trade or business attributable to certain real property interests, as set forth in the following paragraph.

Under the Foreign Investment in Real Property Tax Act, a foreign holder of Series H Preferred Units (other than certain “qualified foreign pension funds” (or an entity all of the interests of which are held by such a qualified foreign pension fund), which generally are entities or arrangements that are established and regulated by foreign law to provide retirement or other pension benefits to employees, do not have a single participant or beneficiary that is entitled to more than 5% of the assets or income of the entity or arrangement and are subject to certain preferential tax treatment under the laws of the applicable foreign country), generally will be subject to U.S. federal income tax upon the sale or disposition of a Series H Preferred Unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of the applicable series of Series H Preferred Units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the applicable Series H Preferred Units or the five-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign holders of Series H Preferred Units may be subject to federal income tax on gain from the sale or disposition of their units.

Upon the sale, exchange or other disposition of a Series H Preferred Unit by a foreign unitholder, the transferee is generally required to withhold 10% of the amount realized on such sale, exchange or other disposition if any portion of the gain on such sale, exchange or other disposition would be treated as effectively connected with a U.S. trade or business. The U.S. Department of the Treasury and the IRS have recently issued final regulations providing guidance on the application of these rules for transfers of certain publicly traded partnership interests, including transfers of the Series H Preferred Units. Under these regulations, the “amount realized” on a transfer of a Series H Preferred Unit will generally be the amount of gross proceeds paid to the broker effecting the applicable transfer on behalf of the transferor, and such broker will generally be responsible for the relevant withholding obligations. Distributions made to a holder of a Series H Preferred Unit may also be subject to withholding under these rules to the extent a portion of a distribution is attributable to an amount in excess of our cumulative net income that has not previously been distributed. The U.S. Department of the Treasury and the IRS have provided that these rules will generally not apply to transfers of, or distributions on, Series H Preferred Units occurring before January 1, 2022. Prospective foreign holders of Series H Preferred Units should consult their tax advisors regarding the impact of these rules on an investment in Series H Preferred Units.

Additional withholding requirements may also affect certain foreign unitholders. Please read “—Administrative Matters—Additional Withholding Requirements.”

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Latham & Watkins LLP can assure prospective holders of Series H Preferred Units that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the Series H Preferred Units.

The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. For taxable years beginning on or before December 31, 2017, the Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. Generally, we expect to elect to have our general partner and its unitholders take any such audit adjustment into account in accordance with their interests in us during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances. If we are unable to have our general partner and its unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our units during the tax year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties, and interest, our cash available for distribution to holders of our Series H Preferred Units might be substantially reduced.

Additionally, pursuant to the Bipartisan Budget Act of 2015, the Code will no longer require that we designate a Tax Matters Partner. Instead, for taxable years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We have designated our general partner as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of the unitholders.

Additional Withholding Requirements

Subject to the proposed Treasury Regulations discussed below, withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other foreign entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”), or gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States (“Gross Proceeds”), paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

These rules generally apply to payments of FDAP Income currently and, while these rules generally would have applied to payments of relevant Gross Proceeds made on or after January 1, 2019, proposed Treasury Regulations eliminate these withholding taxes on payments of Gross Proceeds entirely. Unitholders generally may rely on these proposed Treasury Regulations until the Final Treasury Regulations are issued. Thus, to the extent we have FDAP Income that is not treated as effectively connected with a U.S. trade or business (please read “—Tax-Exempt Organizations and Other Investors”), unitholders who are foreign financial institutions or certain other foreign entities, or persons that hold their Series H Preferred Units through such foreign entities, may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

Prospective unitholders should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our Series H Preferred Units.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	whether the beneficial owner is:

•	a person that is not a U.S. person;

•	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

•	a tax-exempt entity;

•	the amount and description of units held, acquired or transferred for the beneficial owner; and

•

specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $280 per failure, up to a maximum of $3,426,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

Certain penalties may be imposed on taxpayers as a result of an underpayment of tax that is attributable to one or more specified causes, including: (i) negligence or disregard of rules or regulations, (ii) substantial understatements of income tax, (iii) substantial valuation misstatements and (iv) the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law. Except with respect to the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law, however, no penalty will be imposed for any portion of any such underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. With respect to substantial understatements of income tax, the amount of any understatement subject to penalty generally is reduced by that portion of the understatement which is attributable to a position adopted on the return (A) for which there is, or was, “substantial authority” or (B) as to which there is a reasonable basis and the relevant facts of that position are adequately disclosed on the return. If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must adequately disclose the relevant facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty.

Recent Legislative Developments

The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our Series H Preferred Units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing federal income tax laws that affect the tax treatment of publicly traded partnerships. Any modification to the federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for federal income tax purposes. Please read “—Partnership Status.” We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our Series H Preferred Units.

State, Local, Foreign and Other Tax Considerations

In addition to federal income taxes, you will likely be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We currently own property or do business in many states. Several of these states impose a personal income tax on individuals; certain of these states also impose an income tax on corporations and other entities. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Series H Preferred Unit Ownership—Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each holder of Series H Preferred Units to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of his investment in us. Accordingly, each prospective holder of Series H Preferred Units is urged to consult his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each holder of Series H Preferred Units to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Latham & Watkins LLP has not rendered an opinion on the state tax, local tax, alternative minimum tax or foreign tax consequences of an investment in us.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement by and among us and the underwriters named below, for whom J.P. Morgan Securities LLC, Mizuho Securities USA LLC, PNC Capital Markets LLC and Truist Securities, Inc. are acting as representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of Series H Preferred Units listed next to its name in the following table:

Underwriter	Number of Series H Preferred Units
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
PNC Capital Markets LLC
Truist Securities, Inc.

Total

Under the terms and conditions of the underwriting agreement, the underwriters are committed to purchase all of the Series H Preferred Units offered by us if they purchase any of the Series H Preferred Units. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. The offering of the Series H Preferred Units by the underwriters is subject to the receipt and acceptance of valid offers to purchase the Series H Preferred Units and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the Series H Preferred Units directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $                per Series H Preferred Unit. Additionally, the underwriters may allow, and any such dealer may reallow, a concession not in excess of $                per Series H Preferred Unit. After the initial offering of the Series H Preferred Units to the public, the offering price and other selling terms may be changed by the underwriters. The offering of the Series H Preferred Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriting fee is $                per Series H Preferred Unit. The following table shows the per Series H Preferred Unit and the total underwriting discount to be paid to the underwriters.

	Per Series H Preferred Unit		Total
Public Offering Price (1)		$	$
Underwriting Discount	$		$
Proceeds to Energy Transfer LP (before expenses)	$		$

(1)

The public offering price does not include accumulated distributions for the Series H Preferred Units. Distributions on the Series H Preferred Units will accumulate from the original issuance date of such Series H Preferred Units, which is expected to be                , 2021.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $                .

We have agreed that, for a period commencing on the date of this prospectus supplement and ending on the 30th day after the date of this prospectus supplement, and subject to certain exceptions, we will not, without the prior written consent of each of J.P. Morgan Securities LLC, Mizuho Securities USA LLC, PNC Capital Markets LLC and Truist Securities, Inc., (i) offer for sale, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Series H Preferred Units or securities convertible into or exchangeable for any Series H Preferred Units, or in either case, any securities that are substantially similar to the Series H Preferred Units or sell grant options, rights, or warrants with respect to any Series H Preferred Units or securities convertible or exchangeable for Series H Preferred Units, or in either case, any securities that are substantially similar to the Series H Preferred Units, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Series H Preferred Units or securities convertible into or exchangeable for Series H Preferred Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common units, Series H Preferred Units, or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, to register any Series H Preferred Units, or securities convertible, exercisable or exchangeable into Series H Preferred Units or other substantially similar securities or any securities convertible into or exercisable or exchangeable for Series H Preferred Units or other substantially similar securities of us, or (iv) publicly disclose the intention to do any of the foregoing.

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling the Series H Preferred Units in the open market for the purpose of preventing or retarding a decline in the market price of the Series H Preferred Units while this offering is in progress. These stabilizing transactions may include making short sales of the Series H Preferred Units, which involves the sale by the underwriters of a greater number of Series H Preferred Units than they are required to purchase in this offering, and purchasing Series H Preferred Units on the open market to cover positions created by short sales.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Series H Preferred Units, including the imposition of penalty bids. This means that if the underwriters purchase any Series H Preferred Units in the open market in stabilizing transactions or to cover short sales, the other underwriters can require that the underwriters that sold those Series H Preferred Units as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Series H Preferred Units or preventing or retarding a decline in the market price of the Series H Preferred Units, and, as a result, the price of the Series H Preferred Units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time without notice.

Each of the Series H Preferred Units are a new class of our securities and do not have an established trading market. In addition, since none of the Series H Preferred Units have a stated maturity date, investors seeking liquidity will be limited to selling their units the secondary market absent redemption by us. Although we have registered the offer and sale of the Series H Preferred Units under the Securities Act, we do not intend to apply for the listing of the Series H Preferred Units on any securities exchange or for the quotation of the Series H

Preferred Units on any automated dealer quotation system. In addition, although the underwriters have informed us that they intend to make a market in the Series H Preferred Units and as permitted by applicable laws and regulations, they are not obligated to, and they may discontinue their market-making activities at any time without notice. An active market for the Series H Preferred Units may not develop or, if developed, may not continue. In the absence of active trading markets, you may not be able to transfer your Series H Preferred Units within the time or at the prices you desire.

We expect that delivery of the Series H Preferred Units will be made to investors on or about                , 2021, which will be the             business day following the date of this prospectus supplement (such settlement being referred to as “T+    ”). Under Rule 15c6-1 under Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade any Series H Preferred Units on any date prior to two business days before delivery will be required, by virtue of the fact that the Series H Preferred Units initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series H Preferred Units who wish to trade the Series H Preferred Units on any date prior to two business days before delivery should consult their advisors.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the underwriters and their respective affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking, investment banking, asset leasing and treasury services for us and our affiliates, for which they received, or will continue to receive, customary fees or compensation. In particular, affiliates of each of the underwriters participating in this offering are lenders under our term loan and/or our revolving credit facility. Accordingly, certain of the underwriters and their affiliates may receive a portion of the net proceeds of this offering through our refinancing of borrowings under our term loan and our repayment of borrowings under our revolving credit facility.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our respective subsidiaries. The underwriters and/or their affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters or their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series H Preferred Units offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Series H Preferred Units. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the Series H Preferred Units has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the company under section 708(12) of the Corporations Act; or

(iv)

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)

you warrant and agree that you will not offer any of the Series H Preferred Units for resale in Australia within 12 months of the Series H Preferred Units being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Chile

The Series H Preferred Units are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the Series H Preferred Units do not constitute a public offer of, or an invitation to subscribe for or purchase, the Series H Preferred Units in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Notice to Prospective Investors in Hong Kong

The Series H Preferred Units may not be offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Series H Preferred Units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Series H Preferred Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Series H Preferred Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”). The Series H Preferred Units have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) otherwise in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Taiwan

The Series H Preferred Units have not and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Series H Preferred Units in Taiwan.

Notice to Prospective Investors in Korea

The Series H Preferred Units have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Series H Preferred Units have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Series H Preferred Units, the Series H Preferred Units may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of the Series H Preferred Units of Korea, provided that (a) the Series H Preferred Units are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the Series H Preferred Units, (c) the Series H Preferred Units are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the prospectus supplement and (e) we and the Underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Notice to Prospective Investors in the United Arab Emirates

The Series H Preferred Units have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series H Preferred Units may not be circulated or distributed, nor may the Series H Preferred Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Series H Preferred Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired such Series H Preferred Units pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA;

(ii) where no consideration is or will be given for the transfer; or

(iii) where the transfer is by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Series H Preferred Units are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investments Products).

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in those the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein, and has no responsibility for the prospectus supplement. The Series H Preferred Units which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Series H Preferred Units offered should conduct their own due diligence on the Series H Preferred Units. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL

The validity of the Series H Preferred Units will be passed upon for us by our counsel, Latham & Watkins LLP, Houston, Texas. Certain legal matters relating to the offering of the Series H Preferred Units will be passed upon for the underwriters by Hunton Andrews Kurth LLP, Houston, Texas, which has from time to time provided, and may provide in the future, certain legal services to us and our affiliates.

EXPERTS

The audited consolidated financial statements of Energy Transfer LP and subsidiaries as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the securities offered by this prospectus supplement. The registration statement, including the attached exhibits, contains additional relevant information about us. In addition we file annual, quarterly and other reports and other information with the SEC. Our SEC filings are available at the SEC’s web site at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement or the accompanying base prospectus by referring you to those documents. These other documents contain important information about us, our financial condition and our results of operations.

The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. Information that we file later with the SEC and that is deemed to be “filed” with the SEC will automatically update and supersede information contained in this prospectus supplement, the accompanying base prospectus and in the other documents previously filed with the SEC, and may replace information contained in this prospectus supplement and the accompanying base prospectus. Therefore, before you decide to invest in any securities offered by this prospectus supplement, you should always check for, and carefully read, any reports and other documents that we may have filed with the SEC after the date of this prospectus supplement.

We incorporate the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 on any Current Report on Form 8-K) after the date of this prospectus supplement and until the termination of this offering. These reports contain important information about us, our financial condition and our results of operations.

•	Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 19, 2021;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 7, 2021; and

•	Current Reports on Form 8-K filed on January 6, 2021, January 6, 2021 (Form 8-K/A), January 12, 2021, February 17, 2021, March 5, 2021, April 2, 2021 and May 11, 2021.

We make available free of charge on or through our Internet website, www.energytransfer.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus supplement or the accompanying base prospectus (unless specifically incorporated by reference into this prospectus supplement or the accompanying base prospectus as described above).

You may request a copy of any document incorporated by reference into this prospectus, at no cost, by writing or calling us at the following address:

Energy Transfer LP

8111 Westchester Drive, Suite 600

Dallas, TX 75225

Attention: Investor Relations

Telephone: (214) 981-0700

PROSPECTUS

ENERGY TRANSFER LP

Common Units Representing Limited Partner Interests

Preferred Units Representing Limited Partner Interests

Debt Securities

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common units are listed on the New York Stock Exchange (“NYSE”) under the symbol “ET.” Our 7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per unit, are listed on the NYSE under the symbol “ETprC.” Our 7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per unit, are listed on the NYSE under the symbol “ETprD.” Our 7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per unit, are listed on the NYSE under the symbol “ETprE.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “ET,” “we,” “our,” “us” and the “Partnership” in this prospectus, we mean Energy Transfer LP and its consolidated subsidiaries, unless otherwise specified. When we refer to “our general partner,” we mean LE GP, LLC. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.energytransfer.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 19, 2021.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021.

•	Our Current Reports on Form 8-K filed with the SEC on January 6, 2021, January 6, 2021 (Form 8-K/A), January 12, 2021, February 17, 2021, March 5, 2021, April 2, 2021 and May 11, 2021.

•

The description of our common units contained in the Registration Statement filed on Form 8-A, dated January 31, 2006, filed with the SEC on January 11, 2006, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Energy Transfer LP

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

Attn: Investor Relations

(214) 981-0795

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement and the documents we incorporate by reference herein or therein contain various forward-looking statements and information that are based on our beliefs and those of our general partner, as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this prospectus and any prospectus supplement and the documents we incorporate by reference herein or therein, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “estimate,” “intend,” “could,” “believe,” “may,” “will” and similar expressions and statements regarding our plans and objectives for future operations, are intended to identify forward-looking statements. Although we and our general partner believe that the expectations on which such forward-looking statements are based are reasonable, neither we nor our general partner can give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on our results of operations and financial condition are:

•	the volumes transported on our pipelines and gathering systems;

•	the level of throughput in our processing and treating facilities;

•	the fees we charge and the margins they realize for their gathering, treating, processing, storage and transportation services;

•	the prices and market demand for, and the relationship between, natural gas and natural gas liquids (“NGLs”);

•	energy prices generally;

•	impacts of world health events, including the COVID-19 pandemic;

•	the prices of natural gas and NGLs compared to the price of alternative and competing fuels;

•	the general level of petroleum product demand and the availability and price of NGL supplies;

•	the level of domestic oil, natural gas, and NGL production;

•	the availability of imported oil, natural gas and NGLs;

•	actions taken by foreign oil and gas producing nations;

•	the political and economic stability of petroleum producing nations;

•	the effect of weather conditions on demand for oil, natural gas and NGLs;

•	availability of local, intrastate and interstate transportation systems;

•	the continued ability to find and contract for new sources of natural gas supply;

•	availability and marketing of competitive fuels;

•	the impact of energy conservation efforts;

•	energy efficiencies and technological trends;

•	governmental regulation and taxation;

•	changes to, and the application of, regulation of tariff rates and operational requirements related to our interstate and intrastate pipelines;

•	hazards or operating risks incidental to the gathering, treating, processing and transporting of natural gas and NGLs;

•	competition from other midstream companies and interstate pipeline companies;

•	loss of key personnel;

•	loss of key natural gas producers or the providers of fractionation services;

•	reductions in the capacity or allocations of third-party pipelines that connect with our pipelines and facilities;

•	the effectiveness of risk-management policies and procedures and the ability of our liquids marketing counterparties to satisfy their financial commitments;

•	the nonpayment or nonperformance by our customers;

•	regulatory, environmental, political and legal uncertainties that may affect the timing and cost of our internal growth projects, such as our construction of additional pipeline systems;

•

risks associated with the construction of new pipelines and treating and processing facilities or additions to our existing pipelines and facilities, including difficulties in obtaining permits and rights-of-way or other regulatory approvals and the performance by third-party contractors;

•	the availability and cost of capital and our ability to access certain capital sources;

•	a deterioration of the credit and capital markets;

•

risks associated with the assets and operations of entities in which we own less than a controlling interests, including risks related to management actions at such entities that we may not be able to control or exert influence;

•	the ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to our financial results and to successfully integrate acquired businesses;

•

changes in laws and regulations to which we are subject, including tax, environmental, transportation and employment regulations or new interpretations by regulatory agencies concerning such laws and regulations; and

•	the costs and effects of legal and administrative proceedings.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risks described or referenced in this prospectus and any prospectus supplement and the documents we incorporate by reference herein or therein. Each forward-looking statement made by us in this prospectus and any prospectus supplement and the documents we incorporate by reference herein or therein is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

ENERGY TRANSFER LP

Energy Transfer LP is a publicly traded limited partnership owning and operating a diversified portfolio of energy assets. Our core operations include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, NGLs and refined product transportation and terminalling assets; NGL storage and fractionation; and various acquisition and marketing assets. We also own Lake Charles LNG Company, as well as limited partner interests and the general partner interests of publicly traded master limited partnerships Sunoco LP (NYSE: SUN) and USA Compression Partners, LP (NYSE: USAC).

The address of our principal executive office is 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, and the telephone number at this address is (214) 981-0700.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON UNITS

Common Units

Our common units represent limited partner interests that entitle the holders to participate in our cash distributions and to exercise the rights and privileges available to limited partners under our Third Amended and Restated Agreement of Limited Partnership, as amended to date (our “partnership agreement”). For a description of the rights of holders of our common units to cash distributions, see the section in this prospectus entitled “Distribution Policy.” For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, see the section in this prospectus entitled “Our Partnership Agreement.” We urge you to read the partnership agreement, as the partnership agreement, and not this description, governs the rights of holders of our common units

Unitholder Approval

The following matters require the approval of the majority of our outstanding common units, including the common units owned by our general partner and its affiliates:

•	a merger of our partnership;

•	a sale or exchange of all or substantially all of our assets;

•	the election of a successor general partner in connection with the withdrawal or removal of our general partner;

•	dissolution or reconstitution of our partnership upon dissolution; and

•	certain amendments to the partnership agreement.

The removal of our general partner requires the approval of not less than 66 2/3% of all outstanding units, including units held by our general partner and its affiliates. Any removal is subject to the election of a successor general partner by the holders of a majority of the outstanding common units, including units held by our general partner and its affiliates.

Listing

Our outstanding common units are listed on the NYSE under the symbol “ET.” Any additional common units we issue also will be listed on the NYSE.

Transfer Agent and Registrar

The transfer agent and registrar for the common units is American Stock Transfer & Trust Company.

Transfer of Common Units

Any transfers of a common unit will not be recorded by the transfer agent or recognized by us unless the transferee executes and delivers a transfer application. By executing and delivering a transfer application, the transferee of common units:

•	becomes the record holder of the common units and is an assignee until admitted as a substituted limited partner;

•	automatically requests admission as a substituted limited partner;

•	agrees to comply with and be bound by and to have executed our partnership agreement;

•	represents and warrants that such transferee has the right, power and authority and, if an individual, the capacity to enter into our partnership agreement;

•	grants the powers of attorney set forth in our partnership agreement; and

•	gives the consents and approvals and makes the waivers contained in our partnership agreement.

An assignee will become a substituted limited partner for the transferred common units upon the consent of our general partner and the recording of the name of the assignee on our books and records. Our general partner may withhold its consent in its sole discretion.

A transferee’s broker, agent or nominee may complete, execute and deliver a transfer application. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon admission as a substituted limited partner for the transferred common units, a purchaser or transferee of common units who does not execute and deliver a transfer application obtains only:

•	the right to assign the common units to a purchaser or other transferee; and

•	the right to transfer the right to seek admission as a substituted limited partner for the transferred common units.

Thus, a purchaser or transferee of common units who does not execute and deliver a transfer application:

•

will not receive cash distributions or federal income tax allocations, unless the common units are held in a nominee or “street name” account and the nominee or broker has executed and delivered a transfer application; and

•	may not receive some federal income tax information or reports furnished to record holders of common units.

The transferor of common units has a duty to provide the transferee with all information that may be necessary to transfer the common units. The transferor does not have a duty to insure the execution of the transfer application by the transferee and has no liability or responsibility if the transferee neglects or chooses not to execute and forward the transfer application to the transfer agent.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Status as Limited Partner or Assignee

An assignee of a common unit, after executing and delivering a transfer application, but pending its admission as a substituted limited partner, is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. Our general partner will vote and exercise other powers attributable to any of our common units owned by an assignee that has not become a substituted limited partner at the written direction of the assignee.

Transferees that do not execute and deliver a transfer application will not be treated as assignees or as record holders of our common units and will not receive cash distributions, federal income tax allocations or reports furnished to holders of our common units.

Capital Contributions

Except as described in the section of this prospectus entitled “—Limited Liability,” the common units will be fully paid, and the unitholders will not be required to make additional capital contributions to us.

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) and that it otherwise acts in conformity with the provisions of our partnership agreement, the limited partner’s liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital such limited partner is obligated to contribute to us for its common units plus such limited partner’s share of any undistributed profits and assets and any funds wrongfully distributed to it as described below. If it were determined, however, that the right, or exercise of the right, by our limited partners as a group to remove or replace our general partner, to approve certain amendments to our partnership agreement or to take any other action under our partnership agreement constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that a limited partner is a general partner based on such limited partner’s conduct. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the limited partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited will be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act will be liable to the limited partnership for the amount of the distribution; provided, however, that such limited partner will have no liability for the amount of the distribution after the expiration of three years from the date of the distribution. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the limited partnership, excluding any obligations of the assignor with respect to wrongful distributions, as described above, except the assignee is not obligated for liabilities unknown to it at the time it became a limited partner and that could not be ascertained from the partnership agreement.

Our subsidiaries conduct business in multiple states. Maintenance of our limited liability as a limited partner or member of our subsidiaries formed as limited partnerships or limited liability companies, respectively, may require compliance with legal requirements in the jurisdictions in which such subsidiaries conduct business, including qualifying our subsidiaries to do business there. Limitations on the liability of a limited partner or member for the obligations of a limited partnership or limited liability company, respectively, have not been clearly established in many jurisdictions. If it were determined that we were, by virtue of our limited partner interest or limited liability company interest in our subsidiaries or otherwise, conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by our limited partners as a group to remove or replace our general partner, to approve certain amendments to our partnership agreement or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then our limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change management. If at any time any person or group (other than our general partner or its affiliates) beneficially owns 20% or more of any outstanding partnership securities of any class then outstanding, all partnership securities owned by such person or group shall not be voted on any matter and shall not be considered to be outstanding when sending notices of a meeting of limited partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under our partnership agreement. The foregoing limitation does not apply (i) to any person or group who acquired 20% or more of any outstanding partnership securities of any class then outstanding directly from our general partner or its affiliates, (ii) to any person or group who acquired 20% or more of any outstanding partnership securities of any class then outstanding directly or indirectly from a person or group described in clause (i) provided that our general partner has notified such person or group in writing that such limitation will not apply, or (iii) to any person or group who acquired 20% or more of any partnership securities issued by us with the prior approval of the board of directors of our general partner.

Meetings; Voting

Except as described in the section of this prospectus entitled “—Change of Management Provisions,” unitholders or assignees who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, will be voted by the general partner at the written direction of the record holder.

Absent direction of this kind, the units will not be voted, except that, in the case of units held by our general partner on behalf of non-citizen assignees, our general partner will distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting.

Special meetings of the unitholders may be called by the general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to its percentage interest in us, although additional limited partner interests having special voting rights could be issued. However, if at any time any person or group, other than the general partner and its affiliates, or a direct or subsequently approved transferee of the general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instructions of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Holders of common units have very limited voting rights and may vote on the following matters:

•	a sale or exchange of all or substantially all of our assets;

•	the election of a successor general partner in connection with the withdrawal or removal of our general partner;

•	dissolution or reconstitution of our partnership;

•	a merger of our partnership;

•	issuance of limited partner interests in some circumstances; and

•	some amendments to the partnership agreement, including any amendment that would cause us to be treated as an association taxable as a corporation.

Removal of our general partner requires:

•	a 66 2/3% vote of all outstanding units, including units held by our general partner and affiliates; and

•	the election of a successor general partner by the holders of a unit majority, including units held by our general partner and affiliates.

Books and Reports

Our general partner is required to keep appropriate books and records with respect to our business at our principal offices. Our books are maintained, for both federal income tax and financial reporting purposes, on an accrual basis. For both federal income tax and financial reporting purposes, our fiscal year end is December 31.

We will furnish or make available to record holders of common units, no later than 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent registered public accounting firm. Except for the fourth quarter of each fiscal year, we will also furnish or make available unaudited financial statements no later than 90 days after the close of each quarter.

We will furnish each record holder with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year.

Right to Inspect Our Books and Records

Except as described below, each limited partner has the right, for a purpose reasonably related to such limited partner’s interest as a limited partner in our partnership, upon reasonable written demand and at such limited partner’s own expense:

•	to obtain true and full information regarding the status of our business and financial condition;

•	promptly after becoming available, to obtain a copy of our federal, state and local income tax returns for each year;

•	to have furnished to it a current list of the name and last known business, residence or mailing address of each partner;

•

to have furnished to it a copy of our partnership agreement and our certificate of limited partnership and all amendments thereto, together with copies of all powers of attorney pursuant to which our partnership agreement, our certificate of limited partnership and all amendments thereto have been executed;

•

to obtain true and full information regarding the amount of cash and a description and statement of the net agreed value of any other capital contribution by each partner and that each partner has agreed to contribute in the future, and the date on which each became a partner; and

•	to obtain such other information regarding our affairs as is just and reasonable.

The general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which the general partner believes in good faith is not in our best interests, could damage the partnership group or that we are required by law or by agreements with third parties to keep confidential.

OUR PARTNERSHIP AGREEMENT

This description is a summary of the material provisions of our partnership agreement. The provisions of our partnership agreement relating to distributions of our available cash are described under “Distribution Policy.”

The description of our partnership agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of our Third Amended and Restated Agreement of Limited Partnership, dated February 8, 2006, as amended. A copy of our partnership agreement is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 14, 2006, as amended by Amendment No. 1 to our partnership agreement, a copy of which is filed as Exhibit 3.3.1 to our Current Report on Form 8-K filed with the SEC on November 29, 2006, as amended by Amendment No. 2 to our partnership agreement, a copy of which is filed as Exhibit 3.3.2 to our Current Report on Form 8-K filed with the SEC on November 13, 2007, as amended by Amendment No. 3 to our partnership agreement, a copy of which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 2, 2010, as amended by Amendment No. 4 to our partnership agreement, a copy of which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on December 27, 2013, as amended by Amendment No. 5 to our partnership agreement, a copy of which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on March 9, 2016, as amended by Amendment No. 6 to our partnership agreement, a copy of which is filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on October 19, 2018, as amended by Amendment No. 7 to our partnership agreement, a copy of which is filed as Exhibit 3.10 to our Quarterly Report on Form 10-Q filed with the SEC on August 8, 2019, as amended by Amendment No. 8 to our partnership agreement, a copy of which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on April 1, 2021, each of which is incorporated by reference into this prospectus. We urge you to read our partnership agreement, as our partnership agreement, and not this description, governs our partnership interests.

Purpose

Under our partnership agreement, we are permitted to engage, directly or indirectly, in any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law, provided that our general partner may not cause us to engage, directly or indirectly, in any business activity that our general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Power of Attorney

Each unitholder, and each person who acquires a unit from a unitholder, by accepting the unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the authority to amend, and to make consents and waivers under, our partnership agreement.

Distributions

Pursuant to our partnership agreement, we make quarterly distributions of available cash to all unitholders and our general partner. Please see “Distribution Policy.”

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us.

Issuance of Additional Partnership Securities; Preemptive Rights

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to the partnership securities for any partnership purpose at any time and from time to time to such persons, for such consideration and on such terms and conditions as our general partner determines, all without the approval of any limited partners.

It is possible that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional partnership interests may dilute (i) the percentage interests of the then-existing holders of common units in our net assets and (ii) the voting rights of the then-existing holders of common units under our partnership agreement.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that have special voting rights to which the common units are not entitled.

Upon issuance of additional partnership securities, our general partner will have the right to make additional capital contributions to the extent necessary to maintain its then-current general partner interest in us; provided, however, that the capital contributions of our general partner will be offset to the extent contributions received by us in exchange for the issuance of additional partnership securities are used by us concurrently with such contributions to redeem or repurchase from any person outstanding partnership securities of the same class as the partnership securities that were issued. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its percentage interest, including its interest represented by common units, that existed immediately prior to each issuance.

The holders of our common units do not have preemptive rights to acquire additional common units or other partnership securities.

As of May 10, 2021, we had 669,138,613 Class A units representing limited partner interests (the “Class A units”) outstanding. The Class A units vote together with our common units, as a single class, on any matter for which the holders of common units are entitled to vote, except as required by law. Additionally, for so long as Kelcy Warren is an officer or a director of our general partner, upon the issuance by us of additional common units or any securities that have voting rights that are pari passu with our common units, we will issue to the holder of Class A units a number of additional Class A units such that the holder maintains a voting interest in us that is identical to its voting interest in us prior to such issuance. The Class A units are not entitled to distributions and otherwise have no economic attributes, except that the Class A units in the aggregate will be entitled to an aggregate $100 distribution prior and in preference to any distribution of assets to the holders of any other classes or series of our securities upon our liquidation, dissolution or winding up. The Class A units are not convertible into, or exchangeable for, common units. In addition to the other voting rights of the Class A units, without the approval of 66 2/3% of the Class A units, we may not take any action that disproportionately or materially adversely affects the rights, preferences or privileges of the Class A units or amend the terms of the Class A units. Without the prior approval of a conflicts committee of the board of directors of our general partner, the Class A units may not be transferred to any person or entity, other than to Kelcy Warren, Ray Davis or to any trust, family partnership or family limited liability company the sole beneficiaries, partners or members of which are Kelcy Warren, Ray Davis or their respective relatives.

Amendments to Our Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by our general partner. Our general partner has no duty or obligation to propose any amendment to our partnership agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to us, any limited partner or assignee and, in declining to propose an amendment, is not required to act in good faith or pursuant to any other standard imposed by our partnership agreement, any other agreement contemplated under our partnership agreement or under the Delaware Act or any other law, rule or regulation. A proposed amendment will be effective upon its approval by the holders of a majority of the outstanding common units (a “unit majority”), unless a greater or different percentage is required under our partnership agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of outstanding units will be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, our general partner will seek the written approval of the requisite percentage of outstanding units or call a meeting of the unitholders to consider and vote on such proposed amendment. Our general partner will notify all record holders upon final adoption of any such proposed amendments.

Restrictions on Certain Amendments

Our partnership agreement provides that:

(1)

no provision of our partnership agreement that establishes a percentage of outstanding units (including units deemed owned by our general partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of outstanding units whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced;

(2)

no amendment to our partnership agreement may (a) enlarge the obligations of any limited partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to clause (3) below, (b) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, our general partner or any of its affiliates without its consent, which consent may be given or withheld at its option, (c) change the provision of our partnership agreement providing for our dissolution upon an election to dissolve our partnership by our general partner that is approved by a unit majority (the “election to dissolve provision”), or (d) change the term of our partnership or, except as set forth in the election to dissolve provision, give any person the right to dissolve our partnership;

(3)

except for mergers or consolidations approved pursuant to the partnership agreement, and without limitation of our general partner’s authority to adopt amendments to our partnership agreement described below under “—No Unitholder Approval,” any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests must be approved by the holders of not less than a majority of the outstanding partnership interests of the class affected;

(4)

except for amendments described below under “—No Unitholder Approval” and except in connection with unitholder approval of a merger or consolidation, no amendments shall become effective without the approval of the holders of at least 90% of the outstanding units voting as a single class unless we obtain an opinion of counsel to the effect that such amendment will not affect the limited liability of any limited partner under applicable law; and

(5)

except for amendments described below under “—No Unitholder Approval,” the provisions set forth in clauses (1) through (4) above may only be amended with the approval of the holders of at least 90% of the outstanding units.

No Unitholder Approval

Our general partner, without the approval of any limited partner, may amend any provision of our partnership agreement to reflect:

(1)	a change in our name, the location of our principal place of business, our registered agent or our registered office;

(2)	admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

(3)

a change that our general partner determines to be necessary or appropriate to qualify or continue the qualification of our partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that the members of the partnership group will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

(4)

a change that our general partner determines (a) does not adversely affect the limited partners (including any particular class of partnership interests as compared to other classes of partnership interests) in any material respect, (b) to be necessary or appropriate to (i) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (ii) facilitate the trading of our units (including the division of any class or classes of outstanding units into different classes to facilitate uniformity of tax consequences within such classes of units) or comply with any rule, regulation, guideline or requirement of any national securities exchange on which the units are or will be listed for trading, (c) to be necessary or appropriate in connection with action taken by our general partner pursuant to the provisions of our partnership agreement governing distributions, subdivisions and combinations of partnership securities or (d) is required to effect the intent of the provisions of our partnership agreement or is otherwise contemplated by our partnership agreement;

(5)

a change in our fiscal year or taxable year and any other changes that our general partner determines to be necessary or appropriate as a result of a change in our fiscal year or taxable year, including, if our general partner shall so determine, a change in the definition of “Quarter” under our partnership agreement and the dates on which distributions are to be made by us;

(6)

an amendment that is necessary, in the opinion of counsel, to prevent us, or our general partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(7)

subject to certain limitations, an amendment that our general partner determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of partnership securities pursuant to our partnership agreement;

(8)	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

(9)	an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with the provisions of our partnership agreement;

(10)

an amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or investment by us in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by us of activities permitted by the terms of our partnership agreement;

(11)

a merger or conveyance pursuant to which (a) our general partner has received an opinion of counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any limited partner or any member of the partnership group or cause us or any member of the partnership group to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (b) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of us into another limited liability entity and (c) the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as are contained in our partnership agreement; or

(12)	any other amendments substantially similar to the foregoing.

Withdrawal or Removal of Our General Partner

Our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ notice to our unitholders, and that withdrawal will not constitute a breach of our partnership agreement. In addition, our partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders.

If our general partner gives a notice of withdrawal, the holders of a unit majority, may, prior to the effective date of such withdrawal, elect a successor general partner. The person so elected as successor general partner will automatically become the successor general partner or managing member, to the extent applicable, of the other members of the partnership group of which our general partner is a general partner or a managing member. If, prior to the effective date of our general partner’s withdrawal, a successor is not selected by our unitholders or we do not receive a withdrawal opinion of counsel regarding limited liability and tax matters, our partnership will be dissolved in accordance with our partnership agreement.

Our general partner may be removed if such removal is approved by our unitholders holding at least 66 2/3% of the outstanding units (including units held by our general partner and its affiliates). The right of the holders of outstanding units to remove our general partner may not be exercised unless we have received a withdrawal opinion of counsel regarding limited liability and tax matters. The ownership of more than 33 1/3% of our outstanding units by our general partner and its affiliates would give it the practical ability to prevent its removal.

We will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred in connection with the termination of any employees employed by the departing general partner or its affiliates for the benefit of us or the other members of the partnership group.

Transfer of General Partner Interest

Our general partner may transfer all or any of its general partner interest without unitholder approval. At any time, the members of our general partner may sell or transfer all or part of their membership interests in our general partner to an affiliate or a third party without the approval of our unitholders.

Liquidation and Distribution of Proceeds

We will continue as a limited partnership until dissolved under our partnership agreement. We will dissolve upon:

•

the withdrawal, removal, bankruptcy or dissolution of our general partner, unless a successor general partner is elected prior to or on the effective date of such withdrawal, removal, bankruptcy or dissolution and a withdrawal opinion of counsel is received by us;

•	an election to dissolve us by our general partner that is approved by the holders of a unit majority;

•	the entry of a decree of judicial dissolution of us pursuant to the provisions of the Delaware Act; or

•	the sale, exchange or other disposition of all or substantially all of the assets and properties of the partnership group.

Upon (a) our dissolution following the withdrawal or removal of our general partner and the failure of the partners to select a successor general partner, then within 90 days thereafter, or (b) our dissolution upon the bankruptcy or dissolution of our general partner, then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a unit majority may elect to reconstitute us and continue our business on the same terms and conditions set forth in our partnership agreement by forming a new limited partnership on terms identical to those set forth in our partnership agreement and having as the successor general partner a person approved by the holders of a unit majority. Unless such an election is made within the applicable time period as set forth above, we shall conduct only activities necessary to wind up our affairs.

Limited Call Right

If at any time our general partner and its affiliates hold more than 90% of the total limited partner interests of any class then outstanding, our general partner will then have the right, which right it may assign and transfer in whole or in part to us or any affiliate of our general partner, exercisable at its option, to purchase all, but not less than all, of such limited partner interests of such class then outstanding held by persons other than our general partner and its affiliates. As a consequence, a unitholder may be required to sell his common units at an undesirable time or price.

Indemnification

Section 17-108 of the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. Under our partnership agreement, in most circumstances, we will indemnify the following persons (each an “indemnitee”) to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

•

any person who is or was a member, partner, officer, director, fiduciary or trustee of any member of the partnership group, our general partner or any departing partner or any affiliate of any member of the partnership group, our general partner or any departing partner;

•

any person who is or was serving at the request of our general partner or any departing partner or any affiliate of our general partner or any departing partner as an officer, director, member, partner, fiduciary or trustee of another person (provided, that a person will not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services); or

•	any person that our general partner designates as an “indemnitee” for purposes of our partnership agreement.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees in its sole discretion, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, such indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Under our partnership agreement, an indemnitee will not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the indemnitee is seeking indemnification pursuant to our partnership agreement, the indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful.

In the opinion of the SEC, indemnification provisions that purport to include indemnification for liabilities arising under the Securities Act are contrary to public policy and are, therefore, unenforceable.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

DISTRIBUTION POLICY

General

We will distribute to our unitholders, within 50 days after the end of each quarter, all of our available cash in the manner described below.

Definition of Available Cash

Available cash generally means, for any calendar quarter, all cash on hand at the end of such quarter:

•	less the amount of cash that the general partner determines in good faith is necessary or appropriate to:

•	provide for the proper conduct of business;

•	satisfy general, administrative and other expenses and debt service requirements;

•	comply with applicable law, any of our debt instruments or other agreements;

•	provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters; or

•	provide funds for distributions on our outstanding preferred units and Class B units;

•	plus all cash on hand on the date of determination of available cash for the quarter.

Distributions of Cash Upon Liquidation

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called a liquidation. We will first apply the proceeds of liquidation to the payment of our creditors in the order of priority provided in the partnership agreement and by law, and, thereafter, we will distribute $100 to the holders of our Class A Units in the aggregate and any remaining proceeds to our other unitholders, including the holders of our common units and our general partner, in accordance with their respective positive capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

No unitholder will have any obligation to restore any negative balance in its capital account upon liquidation of us.

Distributions to Preferred Unitholders

Prior to making any distributions to the unitholders as described above, the holders of our preferred units are entitled to receive, when, as, and if declared by our general partner out of legally available funds for such purpose, cumulative quarterly cash distributions. Unless otherwise determined by our general partner, distributions on the ET preferred units are deemed to have been paid out of available cash with respect to the quarter ended immediately preceding the quarter in which the distribution is made.

Distributions on each class of ET preferred units are subject to an initial fixed distribution rate for a specified term, followed by a floating or reset distribution rate, as applicable, to extend thereafter until all outstanding ET preferred units of that class are redeemed.

The Series A preferred units have an initial distribution rate of 6.250% of the Series A liquidation preference of $1,000 per Series A preferred unit (the “Series A Liquidation Preference”) until February 14, 2023 and, thereafter, distributions will accumulate for each distribution period at a percentage of the Series A Liquidation Preference equal to an annual floating rate of the three-month LIBOR plus a spread of 4.028% per annum.

The Series B preferred units have an initial distribution rate of 6.625% of the Series B liquidation preference of $1,000 per Series B preferred unit (the “Series B Liquidation Preference”) until February 14, 2028 and, thereafter, distributions will accumulate for each distribution period at a percentage of the Series B Liquidation Preference equal to an annual floating rate of the three-month LIBOR plus a spread of 4.155% per annum.

The Series C preferred units have an initial distribution rate of 7.375% of the Series C liquidation preference of $25.00 per Series C preferred unit (the “Series C Liquidation Preference”) until May 14, 2023 and, thereafter, distributions will accumulate for each distribution period at a percentage of the Series C Liquidation Preference equal to an annual floating rate of the three-month LIBOR plus a spread of 4.530% per annum.

The Series D preferred units have an initial distribution rate of 7.625% of the Series D liquidation preference of $25.00 per Series D preferred unit (the “Series D Liquidation Preference”) until August 14, 2023 and, thereafter, distributions will accumulate for each distribution period at a percentage of the Series D Liquidation Preference equal to an annual floating rate of the three-month LIBOR plus a spread of 4.738% per annum.

The Series E preferred units have an initial distribution rate of 7.600% of the Series E liquidation preference of $25.00 per Series E preferred unit (the “Series E Liquidation Preference”) until May 15, 2024 and, thereafter, distributions will accumulate for each distribution period at a percentage of the Series E Liquidation Preference equal to an annual floating rate of the three-month LIBOR plus a spread of 5.161% per annum.

The Series F preferred units have an initial distribution rate of 6.750% of the Series F liquidation preference of $1,000 per Series F preferred unit (the “Series F Liquidation Preference”) until May 15, 2025 and, thereafter, distributions will accumulate for each distribution period at a percentage of the Series D Liquidation Preference equal to the Five-year U.S. Treasury Rate as of the most recent Series F Reset Distribution Determination Date plus a spread of 5.134% per annum.

The Series G preferred units have an initial distribution rate of 7.125% of the Series G liquidation preference of $1,000 per Series G preferred unit (the “Series G Liquidation Preference”) until May 15, 2030 and, thereafter, distributions will accumulate for each distribution period at a percentage of the Series G Liquidation Preference equal to the Five-year U.S. Treasury Rate as of the most recent Series G Reset Distribution Determination Date plus a spread of 5.306% per annum.

Distributions to Other Units

Our partnership agreement provides that each Class B unit is entitled to a quarterly cash distribution in an amount equal to $0.35325 per Class B unit. If we are unable to pay the Class B unit quarterly distribution with respect to any quarter, (i) the amount of such accrued and unpaid distributions will accumulate until paid in full in cash and (ii) the balance of such accrued and unpaid distributions shall increase at a rate of 1.5% per annum, compounded quarterly, from the date such distribution was due until the date it is paid.

DESCRIPTION OF PREFERRED UNITS

Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities on the terms and conditions established by our general partner without the approval of any of our limited partners. In accordance with Delaware law and the provisions of our partnership agreement, we may issue additional partnership interests that have special voting rights to which our common units are not entitled.

We will set forth in the applicable prospectus supplement a description of any preferred units issued by us that may be offered and sold pursuant to this prospectus.

As of June 1, 2021, we had outstanding:

•

950,000 6.250% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per unit, representing a limited partner interest in ET (“Series A preferred units”);

•

550,000 6.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per unit, representing limited partner interests in ET (the “Series B preferred units”);

•

18,000,000 7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25 per unit, representing limited partner interests in ET (the “Series C preferred units”);

•

17,800,000 7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25 per unit, representing limited partner interests in ET (the “Series D preferred units”);

•

32,000,000 7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25 per unit, representing limited partner interests in ET (the “Series E preferred units” and, together with the Series D preferred units and the Series E preferred units, the “retail preferred units”);

•

500,000 6.750% Series F Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per unit, representing limited partner interests in ET (the “Series F preferred units”); and

•

1,100,000 7.125% Series G Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per unit, representing limited partner interests in ET (the “Series G preferred units” and, together with the Series A preferred units, the Series B preferred units and the Series F preferred units, the “institutional preferred units” and, together with the retail preferred units, the “existing preferred units”).

We urge you to read our partnership agreement, as our partnership agreement, and not this description, governs our partnership interests.

Distributions

The holders of each series of existing preferred units are entitled to receive cumulative distributions as described under “Our Partnership Agreement—Distributions to Preferred Unitholders.”

Listing

The Series C preferred units, Series D preferred units and the Series E preferred units are listed on the NYSE under the symbols “ETprC,” “ETprD“ and “ETprE,” respectively. The institutional preferred units are not listed on any securities exchange.

Ranking

Each series of existing preferred units, with respect to anticipated semi-annual or quarterly distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, ranks:

•	senior to any junior securities (including our common units and the general partner interest);

•	pari passu with any parity securities (including each other series of our preferred units, including the existing preferred units); and

•	junior to any senior securities.

Each series of existing preferred units is subordinated to all of our and our subsidiaries’ existing and future indebtedness and other liabilities (including our senior notes, and any other senior securities we may issue in the future with respect to assets available to satisfy claims against us).

Under our partnership agreement, we may issue junior securities from time to time in one or more series without the consent of the holders of the existing preferred units. Our general partner has the authority to determine the designations, preferences, rights, powers, and duties of any such series before the issuance of any units of that series. Our general partner will also determine the number of units constituting each series of securities. Our ability to issue additional parity securities in certain circumstances or senior securities is limited as described below under “Voting Rights.”

Optional Redemption

Institutional Preferred Units

At any time on or after February 15, 2023, with respect to the Series A preferred units, the Series F preferred units and the Series G preferred units, or February 15, 2028, with respect to the Series B preferred units, we may redeem each series of institutional preferred units, in whole or in part, out of amounts legally available therefor, at a redemption price of $1,000 per unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. In addition, we may redeem each series of institutional preferred units, in whole but not in part, at a price of $1,020 per unit upon the occurrence of certain changes to the equity credit criteria attributed to the applicable series of institutional preferred units by any of ET’s rating agencies as further described in our partnership agreement. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness. With respect to the Series A preferred units and the Series B preferred units, we must provide not less than 15 days’ and not more than 60 days’ written notice of any such redemption. With respect to the Series F preferred units and the Series G preferred units, we must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. We may undertake multiple partial redemptions with respect to each series of institutional preferred units.

Retail Preferred Units

At any time on or after May 15, 2023, with respect to the Series C preferred units, August 15, 2023, with respect to the Series D preferred units, and May 15, 2024, with respect to the Series E preferred units, we may redeem each series of retail preferred units, in whole or in part, out of amounts legally available therefor, at a redemption price of $25 per unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. In addition, we may redeem each series of retail preferred units, in whole but not in part, at a price of $25.50 per unit upon the occurrence of certain changes to the equity credit criteria attributed to the applicable series of retail preferred units by any of ET’s rating agencies as further described in our partnership agreement. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness. We must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. We may undertake multiple partial redemptions with respect to each series of retail preferred units.

Conversion Rights

The existing preferred units are not convertible into or exchangeable for any other securities or property at the option of the holder.

Liquidation Rights

If necessary, the holders of outstanding existing preferred units will first be specially allocated items of our gross income and gain in a manner designed to cause, in the event of any liquidation, dissolution or winding up of ET’s affairs, whether voluntary or involuntary, a liquidation preference of $1,000 per unit with respect to the institutional preferred units and a liquidation preference of $25 per unit with respect to the retail preferred units.

If the amount of ET’s gross income and gain available to be specially allocated to the existing preferred units is not sufficient to cause the capital account of such existing preferred unit to equal the liquidation preference of the existing preferred unit, then the amount that a holder of such existing preferred unit would receive upon liquidation may be less than the liquidation preference of such existing preferred unit. Any accumulated and unpaid distributions on the existing preferred units and the parity securities will be paid prior to any distributions in liquidation made in accordance with capital account balances. The rights of holders of the existing preferred units to receive the liquidation preference will be subject to the rights of the holders of any senior securities and the proportional rights of holders of the parity securities. A consolidation or merger of ET with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of ET’s affairs.

Voting Rights

Except as described below, holders of the existing preferred units generally have no voting rights.

Unless ET has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding units of each series of existing preferred units, voting as a separate class, we may not adopt any amendment to our partnership agreement that would have a material adverse effect on the powers, preferences, duties, or special rights of such series of existing preferred units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding existing preferred units, voting as a class together with holders of any other parity securities upon which like voting rights have been conferred and are exercisable, we may not (i) create or issue any parity securities (including any additional existing preferred units) if the cumulative distributions payable on then outstanding existing preferred units (or parity securities, if applicable) are in arrears, or (ii) create or issue any senior securities.

On any matter on which the holders of the existing preferred units are entitled to vote as a class, such holders will be entitled to one vote per existing preferred unit.

Transfer of Units

There is no restriction on the transfer of the existing preferred units other than restrictions and conditions applicable to transfers of any limited partner interests under our partnership agreement.

Preemptive Rights

No holder of existing preferred units has any preemptive, preferential or other similar right with respect to the issuance of additional partnership securities under our partnership agreement.

Rights Upon a Change of Control

The holders of existing preferred units do not have any specific rights or protections upon a change of control at ET.

Sinking Fund

The existing preferred units do not have the benefit of any sinking fund.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us, as issuer, and U.S. Bank National Association, as trustee (as amended or supplemented (the “indenture”). We have summarized select portions of the indenture below. The summary is not complete. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The Subsidiary Guarantees

Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by one or more Subsidiary Guarantors. If a series of debt securities are so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the Subsidiary Guarantors. If a series of debt securities is guaranteed by the Subsidiary Guarantors and is designated as subordinate to our Senior Indebtedness, then the guarantees by the Subsidiary Guarantors will be subordinated to the Senior Indebtedness of the Subsidiary Guarantors to substantially the same extent as the series is subordinated to our Senior Indebtedness. Please read “—Subordination.”

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person unless:

•

either (i) we are the surviving person in the case of a merger or consolidation or (ii) the surviving person is (a) a partnership, limited liability company or corporation organized and validly existing under the laws of the United States, a state thereof or the District of Columbia and (b) expressly assumes by supplemental indenture our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing;

•

if we are not the surviving person, then any Subsidiary Guarantor, unless it is the person with which we have consummated a transaction under this provision, shall have confirmed that its guarantee of the notes shall continue to apply to the obligations under the debt securities and the indenture; and

•

we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the merger, amalgamation, consolidation, sale, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required, the supplemental indenture, comply with the indenture.

Thereafter, the surviving person will be substituted for us under the indenture. If we sell or otherwise dispose of (except by lease) all or substantially all of our assets and the above stated requirements are satisfied, we will be released from all our liabilities and obligations under the indenture and the debt securities.

A series of debt securities may contain additional financial and other covenants. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us, or if the series of debt securities is guaranteed by any Subsidiary Guarantor, by such Subsidiary Guarantor, in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us, or, if the series of debt securities is guaranteed by any Subsidiary Guarantor, of such Subsidiary Guarantor;

•	if the series of debt securities is guaranteed by any Subsidiary Guarantor, any of the subsidiary guarantees;

•	ceases to be in full force and effect, except as otherwise provided in the indenture;

•	is declared null and void in a judicial proceeding; or

•	any Subsidiary Guarantor denies or disaffirms its obligations under the indenture or its guarantee; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives security or indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days;

•	the trustee has failed to institute such proceeding within 90 calendar days of such notice; and

•

during or prior to such 90-day period, the trustee has not received from the holders of a majority in outstanding principal amount of the debt securities of such series a direction inconsistent with such request.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “—Consolidation, Merger and Sale of Assets”;

•	to add any Subsidiary Guarantor with respect to the debt securities;

•	to secure the debt securities and/or any guarantees;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.

We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service (the “IRS”), a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Satisfaction and Discharge

The indenture will provide that we may satisfy and discharge the indenture as it relates to any series of debt securities if the debt securities of such series have matured or will mature within one year by reason of a redemption or otherwise, if certain requirements set forth in the indenture are satisfied.

No Personal Liability

None of the past, present or future partners, incorporators, managers, members, directors, officers, employees, unitholders of us or our general partner, as such, will be liable for:

•	any of our obligations or the obligations of any Subsidiary Guarantors under the debt securities, the indenture or the guarantees; or

•	any claim based on, in respect of, or by reason of, such obligations or their creation.

By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release is part of the consideration for our issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common units. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of common units to be received by holders of such series of debt securities to be adjusted.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally to include any obligation created or assumed by us for the repayment of borrowed money and any guarantee thereof, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities or to other obligations that are pari passu with or subordinated to the debt securities. Subordinated debt securities and any related guarantees will be subordinate in right of payment, to the extent and in the manner set forth in the indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of, if applicable, any Subsidiary Guarantor that is designated as “Senior Indebtedness” with respect to the series.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section is a summary of the material U.S. federal income tax consequences that may be relevant to prospective common unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Latham & Watkins LLP, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. A description of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of preferred units and debt securities will be set forth in a prospectus supplement relating to the offering of such units or securities. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “we”, “us” or “our” are references to Energy Transfer LP and our operating subsidiaries.

The following discussion does not comment on all federal income tax matters affecting us or our unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, persons subject to special tax accounting rules as a result of any item of gross income with respect to our common units being taken into account in an applicable financial statement and persons deemed to sell their units under the constructive sale provisions of the Code. In addition, the discussion only comments, to a limited extent, on state, local and foreign tax consequences. Accordingly, we encourage each prospective unitholder to consult his own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of our common units and potential changes in applicable laws.

No ruling has been requested from the Internal Revenue Service (the “IRS”) regarding our characterization as a partnership for tax purposes. Instead, we will rely on opinions of Latham & Watkins LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our common units, including the prices at which our common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

All statements as to matters of U.S. federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Latham & Watkins LLP and are based on the accuracy of the representations made by us and our general partner.

Notwithstanding the above, and for the reasons described below, Latham & Watkins LLP has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales”); (ii) whether all aspects of our monthly method for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Common Units—Allocations Between Transferors and Transferees”); (and iii) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Uniformity of Units”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in his partnership interest. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation and processing of certain minerals and natural resources, including crude oil, natural gas and other products of a type that are produced in a petroleum refinery or natural gas processing plant, the retail and wholesale marketing of propane, the transportation of propane and natural gas liquids, certain related hedging activities, certain activities that are intrinsic to other qualifying activities, and our allocable share of our subsidiaries’ income from these sources. Other types of qualifying income include interest (other than from a financial business), dividends, real property rents, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 3% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Latham & Watkins LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

The IRS has made no determination as to our status or the status of our operating subsidiaries for federal income tax purposes. Instead, we will rely on the opinion of Latham & Watkins LLP on such matters. It is the opinion of Latham & Watkins LLP that, based upon the Code, the Treasury Regulations, published revenue rulings and court decisions and the representations described below that:

•	we will be classified as a partnership for federal income tax purposes; and

•

each of our operating subsidiaries, except as otherwise identified to Latham & Watkins LLP, will be disregarded as an entity separate from us or will be treated as a partnership for federal income tax purposes.

In rendering its opinion, Latham & Watkins LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Latham & Watkins LLP has relied include:

•

neither we nor any of our partnership or limited liability company subsidiaries, other than those identified as such to Latham & Watkins LLP, have elected or will elect to be treated as a corporation for federal income tax purposes;

•

for each taxable year, more than 90% of our gross income has been and will be income of the type that Latham & Watkins LLP has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Code; and

•

each commodity hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, gas or products thereof that are held or to be held by us in activities that Latham & Watkins LLP has opined or will opine result in qualifying income.

We believe that these representations have been true in the past, are true as of the date hereof and expect that these representations will continue to be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his units, or taxable capital gain, after the unitholder’s tax basis in his units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

The discussion below is based on Latham & Watkins LLP’s opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

Unitholders of Energy Transfer LP will be treated as partners of Energy Transfer LP for federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Energy Transfer LP for federal income tax purposes.

A beneficial owner of our common units whose common units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales.”

Income, gains, losses or deductions would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to the tax consequences to them of holding our units. The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Energy Transfer LP for federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections,” we will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

Treatment of Distributions

Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “—Disposition of Common Units.” Any reduction in a unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “—Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation, recapture and/or substantially appreciated “inventory items,” each as defined in the Code, and collectively, “Section 751 Assets.” To that extent, a unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in a unitholder’s realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder’s tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Units

A unitholder’s initial tax basis for his common units will be the amount the unitholder paid for the common units plus the unitholder’s share of our nonrecourse liabilities. That basis will be increased by his share of our income, by any increases in his share of our nonrecourse liabilities and, on the disposition of a common unit, by his share of certain items related to business interest not yet deductible by him due to applicable limitations. Please read “—Limitations on Interest Deductions.” That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in his share of our nonrecourse liabilities, by his share of our excess business interest (generally, the excess of our business interest over the amount that is deductible) and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner to the extent of the general partner’s “net value” as defined in Treasury Regulations promulgated under Section 752 of the Code, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Limitations on Deductibility of Losses

The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations), to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder’s tax basis in his units. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at-risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder’s investments in other publicly traded partnerships, or the unitholder’s salary, active business or other income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation. A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

An additional loss limitation may apply to certain of our unitholders for taxable years beginning after December 31, 2017, and before January 1, 2026. A non-corporate unitholder will not be allowed to take a deduction for certain excess business losses in such taxable years. An excess business loss is the excess (if any) of a taxpayer’s aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount is equal to $262,000, or $524,000 for taxpayers filing a joint return. Any losses disallowed in a taxable year due to the excess business loss limitation may be used by the applicable unitholder in the following taxable year if certain conditions are met. Unitholders to which this excess business loss limitation applies will take their allocable share of our items of income, gain, loss and deduction into account in determining this limitation. This excess business loss limitation will be applied to a non-corporate unitholder after the passive loss limitations and may limit such unitholders’ ability to utilize any losses we generate that are allocable to such unitholder and that are not otherwise limited by the basis, at-risk and passive loss limitations described above.

Limitations on Interest Deductions

Our ability to deduct interest paid or accrued on indebtedness properly allocable to a trade or business, “business interest,” may be limited in certain circumstances. Should our ability to deduct business interest be limited, the amount of taxable income allocated to our unitholders in the taxable year in which the limitation is in effect may increase. However, in certain circumstances, a unitholder may be able to utilize a portion of a business interest deduction subject to this limitation in future taxable years. Prospective unitholders should consult their tax advisors regarding the impact of this business interest deduction limitation on an investment in our units.

In addition, the deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Collections

If we were required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

After giving effect to special allocation provisions with respect to our other classes of units, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our general partner and the common unitholders in accordance with their percentage interests in us. If we have a net loss, that loss will be allocated to all common unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts, as adjusted for certain items in accordance with applicable Treasury Regulations, and to our general partner in accordance with its percentage interest in us.

Specified items of our income, gain, loss and deduction will be allocated to account for any difference between the tax basis and fair market value of any property contributed to us that exists at the time of such contribution, referred to in this discussion as the “Contributed Property.” The effect of these allocations, referred to as Section 704(c) Allocations, to a unitholder purchasing common units from us in an offering will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of such offering. In the event we issue additional common units or engage in certain other transactions in the future, we will make “Reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, to all of our unitholders immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts (subject to certain adjustments), if negative capital accounts (subject to certain adjustments) nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate such negative balance as quickly as possible.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “Book-Tax Disparity,” will generally be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

•	his relative contributions to us;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow; and

•	the rights of all the partners to distributions of capital upon liquidation.

Latham & Watkins LLP is of the opinion that, with the exception of the issues described in “—Section 754 Election” and “—Disposition of Common Units—Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Short Sales

A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, deduction or loss with respect to those units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those units would be fully taxable; and

•	while not entirely free from doubt, all of these distributions would appear to be ordinary income.

Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Latham & Watkins LLP has not rendered an opinion regarding the tax treatment of a unitholder whose units are loaned to a short seller to cover a short sale of units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “—Disposition of Common Units—Recognition of Gain or Loss on Sale.”

Tax Rates

Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

In addition, a 3.8% Medicare tax (“NIIT”) is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that provide guidance regarding the NIIT. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our units.

For taxable years beginning after December 31, 2017, and ending on or before December 31, 2025, a non-corporate unitholder is entitled to a deduction equal to 20% of its “qualified business income” attributable to us, subject to certain limitations. For purposes of this deduction, a unitholder’s “qualified business income” attributable to us is equal to the sum of:

•

the net amount of such unitholder’s allocable share of certain of our items of income, gain, deduction and loss (generally excluding certain items related to our investment activities, including capital gains and dividends, which are subject to a federal income tax rate of 20%); and

•

any gain recognized by such unitholder on the disposition of its units to the extent such gain is attributable to certain Section 751 assets, including depreciation recapture and “inventory items” we own.

Prospective unitholders should consult their tax advisors regarding the application and availability of the deduction for qualified business income.

Section 754 Election

We have made the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS. The election generally permits us to adjust a common unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Code to reflect his purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (i) his share of our tax basis in our assets (“common basis”) and (ii) his Section 743(b) adjustment to that basis.

We have adopted the remedial allocation method as to all our properties. Where the remedial allocation method is adopted, the Treasury Regulations under Section 743 of the Code require a portion of the Section 743(b) adjustment that is attributable to recovery property that is subject to depreciation under Section 168 of the Code and whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property’s unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read “—Uniformity of Units.”

We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property that is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “—Uniformity of Units.” A unitholder’s tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position we take that understates deductions will overstate such unitholder’s basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Common Units—Recognition of Gain or Loss on Sale.” Latham & Watkins LLP is unable to opine as to whether our method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Code or if we use an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

Subject to certain limitations, a Section 743(b) adjustment may create additional depreciable basis that is eligible for bonus depreciation under Section 168(k) to the extent the adjustment is attributable to depreciable property and not to goodwill or real property. However, because we may not be able to determine whether transfers of our units satisfy all of the eligibility requirements and due to other limitations regarding administrability, we may elect out of the bonus depreciation provisions of Section 168(k) with respect to basis adjustments under Section 743(b).

A Section 754 election is advantageous if the transferee’s tax basis in his units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer. Generally, a built-in loss is substantial if (i) it exceeds $250,000 or (ii) the transferee would be allocated a net loss in excess of $250,000 on a hypothetical sale of our assets for their fair market value immediately after a transfer of the interest at issue. In addition, a basis adjustment is required regardless of whether a Section 754 election is made if we distribute property and have a substantial basis reduction. A substantial basis reduction exists if, on a liquidating distribution of property to a unitholder, there would be a negative basis adjustment to our assets in excess of $250,000 if a Section 754 election were in place.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of our income, gain, loss and deduction. Please read “—Disposition of Common Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization

The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our unitholders holding interests in us prior to any such offering. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read “—Uniformity of Units.” Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Code.

If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Common Units—Recognition of Gain or Loss on Sale.”

The costs we incur in selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties

The U.S. federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determinations of basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss on Sale

Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions on our common units that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than his original cost.

Except as noted in the following paragraph, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. Both ordinary income and capital gain recognized on a sale of units may be subject to the NIIT in certain circumstances. Please read “—Tax Consequences of Unit Ownership—Tax Rates.”

A portion of the gain or loss with respect to our common units, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to “unrealized receivables,” including potential recapture items such as depreciation recapture, or to “inventory items” we own. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Ordinary income recognized by a unitholder on disposition of our common units may be reduced by such unitholder’s deduction for qualified business income.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed above, a unitholder will be unable to select high or low basis units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of units. A unitholder considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis in proportion to the number of days in each month and will be subsequently apportioned among our unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among our unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

The U.S. Department of Treasury and the IRS have issued Treasury Regulations that permit publicly traded partnerships to use a monthly simplifying convention that is similar to ours, but they do not specifically authorize all aspects of the proration method we have adopted. Accordingly, Latham & Watkins LLP is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If this method is not allowed under the Treasury Regulations, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year.

A unitholder who owns common units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter through the month of disposition but will not be entitled to receive that cash distribution.

Notification Requirements

A unitholder who sells any of his common units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Uniformity of Units

Because we cannot match transferors and transferees of common units, we must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the common units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. In either case, and as stated above under “—Tax Consequences of Unit Ownership—Section 754 Election,” Latham & Watkins LLP has not rendered an opinion with respect to these methods. Moreover, the IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “—Disposition of Common Units—Recognition of Gain or Loss on Sale.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a foreign person, you should consult your tax advisor before investing in our common units.

Employee benefit plans and most other organizations exempt from federal income tax, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income.

Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income (“UBTI”) and will be taxable to it. Further, a tax-exempt organization with more than one unrelated trade or business (including by attribution from investments in a partnership, such as us, that is engaged in one or more unrelated trades or businesses) must compute its UBTI separately for each such trade or business, including for purposes for determining any net operating loss deductions. As a result, it may not be possible for tax-exempt organizations to use losses from an investment in us to offset taxable income from another unrelated trade or business.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and guaranteed payments and pay U.S. federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, our distributions to foreign unitholders will be subject to withholding at the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

A foreign unitholder who sells or otherwise disposes of a unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Gain on the sale or disposition of a common unit will be treated as effectively connected with a U.S. trade or business to the extent that a foreign unitholder would recognize gain effectively connected with a U.S. trade or business upon the hypothetical sale of our assets at fair market value on the date of the sale or exchange of that unit. Such gain shall be reduced by certain amounts treated as effectively connected with a U.S. trade or business attributable to certain real property interests, as set forth in the following paragraph.

Under the Foreign Investment in Real Property Tax Act, a foreign common unitholder (other than certain “qualified foreign pension funds” (or an entity all of the interests of which are held by such a qualified foreign pension fund), which generally are entities or arrangements that are established and regulated by foreign law to provide retirement or other pension benefits to employees, do not have a single participant or beneficiary that is entitled to more than 5% of the assets or income of the entity or arrangement and are subject to certain preferential tax treatment under the laws of the applicable foreign country) generally will be subject to U.S. federal income tax upon the sale or disposition of a unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of the applicable class of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the five-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future.

Therefore, foreign unitholders may be subject to U.S. federal income tax on gain from the sale or disposition of their units.

Upon the sale, exchange or other disposition of a common unit by a foreign unitholder, the transferee is generally required to withhold 10% of the amount realized on such sale, exchange or other disposition if any portion of the gain on such sale, exchange or other disposition would be treated as effectively connected with a U.S. trade or business. The U.S. Department of the Treasury and the IRS have recently issued final regulations providing guidance on the application of these rules for transfers of certain publicly traded partnership interests, including transfers of our common units. Under these regulations, the “amount realized” on a transfer of our units will generally be the amount of gross proceeds paid to the broker effecting the applicable transfer on behalf of the transferor, and such broker will generally be responsible for the relevant withholding obligations. Distributions made to our unitholders may also be subject to withholding under these rules to the extent a portion of a distribution is attributable to an amount in excess of our cumulative net income that has not previously been distributed. The U.S. Department of the Treasury and the IRS have provided that these rules will generally not apply to transfers of, or distributions on, our units occurring before January 1, 2022. Prospective foreign unitholders should consult their tax advisors regarding the impact of these rules on an investment in our units.

Additional withholding requirements may also affect certain foreign unitholders. Please read “—Administrative Matters—Additional Withholding Requirements.”

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Latham & Watkins LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. For taxable years beginning on or before December 31, 2017, the Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. Generally, we expect to elect to have our general partner and our unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. If we are unable to have our general partner and our unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our units during the tax year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our common unitholders might be substantially reduced.

Additionally, pursuant to the Bipartisan Budget Act of 2015, the Code will no longer require that we designate a Tax Matters Partner. Instead, for taxable years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We have designated our general partner as our Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders.

Additional Withholding Requirements

Subject to the proposed Treasury Regulations discussed below, withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other foreign entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”), or gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States (“Gross Proceeds”) paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

These rules generally apply to payments of FDAP Income currently and, while these rules generally would have applied to payments of relevant Gross Proceeds made on or after January 1, 2019, proposed Treasury Regulations eliminate these withholding taxes on payments of Gross Proceeds entirely. Unitholders generally may rely on these proposed Treasury Regulations until the final Treasury Regulations are issued. Thus, to the extent we have FDAP Income that is not treated as effectively connected with a U.S. trade or business (please read “—Tax-Exempt Organizations and Other Investors”), unitholders who are foreign financial institutions or certain other foreign entities, or persons that hold their common units through such foreign entities, may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

Prospective unitholders should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our units.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	whether the beneficial owner is:

•	a person that is not a U.S. person;

•	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

•	a tax-exempt entity;

•	the amount and description of units held, acquired or transferred for the beneficial owner; and

•

specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $280 per failure, up to a maximum of $3,426,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

Certain penalties may be imposed on taxpayers as a result of an underpayment of tax that is attributable to one or more specified causes, including: (i) negligence or disregard of rules or regulations, (ii) substantial understatements of income tax, (iii) substantial valuation misstatements and (iv) the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law. Except with respect to the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law, however, no penalty will be imposed for any portion of any such underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion.

With respect to substantial understatements of income tax, the amount of any understatement subject to penalty generally is reduced by that portion of the understatement which is attributable to a position adopted on the return: (A) for which there is, or was, “substantial authority”; or (B) as to which there is a reasonable basis and the relevant facts of that position are adequately disclosed on the return. If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must adequately disclose the relevant facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty.

Recent Legislative Developments

The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing federal income tax laws that affect the tax treatment of publicly traded partnerships.

Modifications to the federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for federal income tax purposes. Please read “—Partnership Status.” We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our units.

State, Local, Foreign and Other Tax Considerations

In addition to federal income taxes, you will likely be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or owns property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We currently own property or does business in many states. Several of these states impose a personal income tax on individuals; certain of these states also impose an income tax on corporations and other entities. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or owns property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Unit Ownership—Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of his investment in us. Accordingly, each unitholder is urged to consult his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Latham & Watkins LLP has not rendered an opinion on the state tax, local tax, alternative minimum tax or foreign tax consequences of an investment in us.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Latham & Watkins LLP will also render an opinion on the material federal income tax consequences regarding the securities. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The audited consolidated financial statements of Energy Transfer LP and subsidiaries as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, incorporated by reference in this registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Energy Transfer LP

            % Series H Fixed-Rate Reset

Cumulative Redeemable Perpetual Preferred Units

(Liquidation Preference $1,000 per Series H Preferred Unit)

Preliminary Prospectus Supplement

J.P. Morgan	Mizuho Securities	PNC Capital Markets LLC	Truist Securities

            , 2021